                                                                    EXHIBIT 10.2
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                            FACILITY LEASE (WASHINGTON)

                               Dated October 30, 1998


                                      Between


                             WILMINGTON TRUST COMPANY,
                not in its individual capacity but solely as Trustee
                         under Crown Pacific Trust No. 98-1
                                                                          Lessor
                                        And
                         CROWN PACIFIC LIMITED PARTNERSHIP
                                                                          Lessee


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Port Angeles, Washington

     This Facility Lease and the rentals and other sums due and to become due hereunder have been assigned to and are subject to a security interest in favor of First Security Bank, National Association, as Indenture Trustee under a Trust Indenture and Security Agreement dated as of October 15, 1998 between said Indenture Trustee and the Owner-Trustee, as Debtor. Information concerning such security interest may be obtained from the Indenture Trustee at its address set forth in Section 20 of this Facility Lease.


                                      EXHIBIT C
                             (to Participation Agreement)

                                  TABLE OF CONTENTS

SECTION                 HEADING                                                 PAGE
SECTION 1.         INTERPRETATION OF THIS LEASE. . . . . . . . . . . . . . . . . . 1

     (a)           Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     (b)           Accounting Principles . . . . . . . . . . . . . . . . . . . . . 1
     (c)           Directly or Indirectly. . . . . . . . . . . . . . . . . . . . . 1

SECTION 2.         ACCEPTANCE OF LEASED PROPERTY . . . . . . . . . . . . . . . . . 1

SECTION 3.         TERM OF LEASE . . . . . . . . . . . . . . . . . . . . . . . . . 1

SECTION 4.         RENT PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . 1

     (a)           Rent for Facility . . . . . . . . . . . . . . . . . . . . . . . 1
     (b)           Rent for Site Lease Property. . . . . . . . . . . . . . . . . . 2
     (c)           Supplemental Rent . . . . . . . . . . . . . . . . . . . . . . . 2
     (d)           Place and Manner of Payment . . . . . . . . . . . . . . . . . . 2
     (e)           Overdue Payments. . . . . . . . . . . . . . . . . . . . . . . . 3
     (f)           Adjustment of Rent. . . . . . . . . . . . . . . . . . . . . . . 3
     (g)           Verification of Rental Adjustments. . . . . . . . . . . . . . . 4

SECTION 5.         INDEMNITIES . . . . . . . . . . . . . . . . . . . . . . . . . . 4

SECTION 6.         LESSEE'S COVENANTS. . . . . . . . . . . . . . . . . . . . . . . 4

    SECTION 6.1.   Nature of Business. . . . . . . . . . . . . . . . . . . . . . . 4
    SECTION 6.2.   Limitations on Current Debt and Funded Debt . . . . . . . . . . 5
    SECTION 6.3.   Distributions.. . . . . . . . . . . . . . . . . . . . . . . . . 6
    SECTION 6.4.   Mergers and Consolidations. . . . . . . . . . . . . . . . . . . 6
    SECTION 6.5.   Sales of Assets . . . . . . . . . . . . . . . . . . . . . . . . 7
    SECTION 6.6.   Limitation on Harvesting. . . . . . . . . . . . . . . . . . . . 9
    SECTION 6.7.   Guaranties. . . . . . . . . . . . . . . . . . . . . . . . . . .10
    SECTION 6.8.   Transactions with Affiliates. . . . . . . . . . . . . . . . . .10
    SECTION 6.9.   Multiemployer Plan Liability and Termination of Pension Plans .10
    SECTION 6.10.  Changes in Status of Subsidiaries.. . . . . . . . . . . . . . .10
    SECTION 6.11.  Certain Notices . . . . . . . . . . . . . . . . . . . . . . . .11
    SECTION 6.12.  Section 6 Definitions . . . . . . . . . . . . . . . . . . . . .12
    SECTION 6.13.  Certain Payments. . . . . . . . . . . . . . . . . . . . . . . .24

SECTION 7.         INSURANCE.. . . . . . . . . . . . . . . . . . . . . . . . . . .25

     (a)           Required Insurance Coverages and Limits . . . . . . . . . . . .25
     (b)           Adjustment and Payment of Losses. . . . . . . . . . . . . . . .26


                                         -i-

     (c)           Evidence of Insurance . . . . . . . . . . . . . . . . . . . . .27
     (d)           Application of Insurance Proceeds . . . . . . . . . . . . . . .27
     (e)           Insurance for Own Account . . . . . . . . . . . . . . . . . . .28

SECTION 8.         MAINTENANCE; MAINTENANCE COSTS AND WARRANTIES; REPLACEMENT OF
                   PARTS; ALTERATIONS; MODIFICATIONS AND ADDITIONS . . . . . . . .28

     (a)           Maintenance . . . . . . . . . . . . . . . . . . . . . . . . . .28
     (b)           Maintenance Costs and Warranties. . . . . . . . . . . . . . . .29
     (c)           Replacement of Parts and Components . . . . . . . . . . . . . .30
     (d)           Required Alterations. . . . . . . . . . . . . . . . . . . . . .30
     (e)           Optional Alterations. . . . . . . . . . . . . . . . . . . . . .31
     (f)           Title to Parts. . . . . . . . . . . . . . . . . . . . . . . . .31
     (g)           Option to Purchase Additional Parts and Optional Alterations. .32
     (h)           Reports of Alterations. . . . . . . . . . . . . . . . . . . . .32
     (i)           Other Parties Not Obligated to Maintain or Repair . . . . . . .33

SECTION 9.         LOCATION AND USE; NO ASSIGNMENT BY LESSEE . . . . . . . . . . .33

     (a)           Location and Use. . . . . . . . . . . . . . . . . . . . . . . .33
     (b)           No Assignment by Lessee; Permitted Subleases. . . . . . . . . .34

SECTION 10.        LIENS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35

SECTION 11.        OWNERSHIP  AND MARKING. . . . . . . . . . . . . . . . . . . . .35

     (a)           Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . .35
     (b)           Facility Personal Property. . . . . . . . . . . . . . . . . . .35
     (c)           Marking. . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

SECTION 12.        DISCLAIMER OF WARRANTIES; NET LEASE . . . . . . . . . . . . . .36

     (a)           Disclaimer of Warranties. . . . . . . . . . . . . . . . . . . .36
     (b)           Net Lease; Non-Terminability. . . . . . . . . . . . . . . . . .36

SECTION 13.        CASUALTY OCCURRENCES; CONDEMNATION; EARLY TERMINATION; ETC. . .38

     (a)           Casualty Occurrence . . . . . . . . . . . . . . . . . . . . . .38
     (b)           Certain Government Requisitions . . . . . . . . . . . . . . . .39
     (c)           Application of Payments with Respect to a Casualty Occurrence .39
     (d)           Early Termination . . . . . . . . . . . . . . . . . . . . . . .39

SECTION 14.        ASSIGNMENT BY OWNER-TRUSTEE . . . . . . . . . . . . . . . . . .41

     (a)           Right to Assign . . . . . . . . . . . . . . . . . . . . . . . .41
     (b)           Obligation and Right of Assignee. . . . . . . . . . . . . . . .41

                                         -ii-

     (c)           Amendments; Exercise of Remedies. . . . . . . . . . . . . . . .42

SECTION 15.        DEFAULTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .42

     (a)           Events of Default . . . . . . . . . . . . . . . . . . . . . . .42
     (b)           Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . .44

SECTION 16.        RETURN OF FACILITY TO OWNER-TRUSTEE . . . . . . . . . . . . . .47

     (a)           Surrender at Site . . . . . . . . . . . . . . . . . . . . . . .47
     (b)           Engineer's Report . . . . . . . . . . . . . . . . . . . . . . .48
     (c)           Environmental Report. . . . . . . . . . . . . . . . . . . . . .49
     (d)           Storage . . . . . . . . . . . . . . . . . . . . . . . . . . . .49

SECTION 17.        [INTENTIONALLY LEFT BLANK]. . . . . . . . . . . . . . . . . . .50

SECTION 18.        FINANCIAL STATEMENTS AND REPORTS; INSPECTION AND CERTIFICATES .50

SECTION 19.        OPTIONS TO RENEW AND PURCHASE . . . . . . . . . . . . . . . . .54

     (a)           Determination of Fair Market Sales Value and Fair Market
                      Rental Value . . . . . . . . . . . . . . . . . . . . . . . .54
     (b)           End of Term Options to Purchase . . . . . . . . . . . . . . . .54
     (c)           End of Term Options to Renew. . . . . . . . . . . . . . . . . .55
     (d)           Casualty Value During Renewal Term. . . . . . . . . . . . . . .55
     (e)           Casualty Occurrence . . . . . . . . . . . . . . . . . . . . . .55
     (f)           Early Purchase Option . . . . . . . . . . . . . . . . . . . . .55

SECTION 20.        MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . .57

     (a)           No Waiver.... . . . . . . . . . . . . . . . . . . . . . . . . .57
     (b)           Right of Owner-Trustee to Perform . . . . . . . . . . . . . . .57
     (c)           Notices.... . . . . . . . . . . . . . . . . . . . . . . . . . .57
     (d)           Further Assurances. . . . . . . . . . . . . . . . . . . . . . .58
     (e)           Opinions of Counsel . . . . . . . . . . . . . . . . . . . . . .59
     (f)           Successors and Assigns. . . . . . . . . . . . . . . . . . . . .59
     (g)           Counterparts; Uniform Commercial Code . . . . . . . . . . . . .59
     (h)           GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . .59
     (i)           Investment of Funds . . . . . . . . . . . . . . . . . . . . . .59

Signature. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .61

ATTACHMENTS TO FACILITY LEASE:


Schedule 1     --   Schedule of Periodic Rent Percentages
Schedule 2     --   Schedule of Casualty Value
Schedule 3     --   Schedule of Termination Value
Schedule 4     --   Schedule of the Early Purchase Date, Early Purchase Price
                      and Installment Amounts and Dates
Schedule 5     --   Funded Debt and Capitalized Rentals of the Lessee
Exhibit A      --   Description of Major Components of the Facility
Exhibit B      --   Intentionally Omitted
Exhibit C      --   Description of the Site
Exhibit D      --   Pricing Assumptions
Exhibit E      --   Form of Lease Supplement
Exhibit F      --   Subordination Provisions
Annex I        --   Definitions

                             FACILITY LEASE (WASHINGTON)

     THIS FACILITY LEASE (WASHINGTON), dated October 30, 1998, is between WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity but solely as trustee (the "OWNER-TRUSTEE") under Crown Pacific Trust No. 98-1, as lessor hereunder, and CROWN PACIFIC LIMITED PARTNERSHIP, a Delaware limited partnership (the "LESSEE").

SECTION 1. INTERPRETATION OF THIS LEASE.

     (a) DEFINITIONS. The capitalized terms used in this Lease shall have the respective meanings indicated in Annex I hereto unless elsewhere defined herein or the context hereof shall otherwise require.

     (b) ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Lease, this shall be done in accordance with generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Lease.

     (c) DIRECTLY OR INDIRECTLY. Where any provision in this Lease refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

SECTION 2. ACCEPTANCE OF LEASED PROPERTY.

     The Owner-Trustee does hereby lease and let the Leased Property to the Lessee and the Leased Property is hereby accepted by the Lessee hereunder and declared to be and constitute the property leased hereunder, all for the Rent and the Term hereinafter stipulated and upon the terms and conditions herein set forth.

SECTION 3. TERM OF LEASE.

     The basic term of this Lease (the "BASIC TERM") shall commence on the Closing Date and shall expire on the twelfth anniversary of the Closing Date, subject to earlier termination pursuant to Sections 13, 15 and 19.

SECTION 4. RENT PAYMENTS.

     The Lessee agrees to pay the Owner-Trustee the following rents hereunder:

           (a) RENT FOR FACILITY. The Lessee hereby agrees to pay the Owner-Trustee Rent for the Facility (the "PERIODIC RENT") payable for the Basic Term in consecutive semiannual installments (other than the first Periodic Rent payment, which shall be in respect of the period from the Closing Date to the first Rent Payment Date), each in an amount equal to the product of the Adjusted Facility Cost multiplied by the Periodic Rent percentage set forth opposite each Rent Payment Date on
     Schedule 1, payable in advance or arrears as and to the extent set forth in
     Schedule 1 on each such Rent Payment Date.

           (b) RENT FOR SITE LEASE PROPERTY. The Lessee agrees to pay the Owner-Trustee rent for the Site Lease Property (the "PERIODIC SITE RENT") payable for the Term in consecutive semiannual installments (other than the first Site Lease Rent payment, which shall be in respect of the period from the Closing Date to the first Rent Payment Date), each in an amount equal to the Periodic Site Rent Amount, payable in arrears on each Rent Payment Date; PROVIDED THAT, so long as the Lessee shall be the Landlord under the site Lease, the Lessee's obligation to make Periodic Site Rent payments shall be satisfied by its concurrent right to receive Site Rent under the Site Lease.

           (c) SUPPLEMENTAL RENT. The Lessee agrees to pay to the Owner-Trustee, or to whosoever shall be entitled thereto, any and all Supplemental Rent promptly as the same shall become due and owing, and in the event of any failure on the part of the Lessee to pay any Supplemental Rent, the Owner-Trustee shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Periodic Rent. Lessee will also pay, as Supplemental Rent, (i) in the case of the termination of this Lease pursuant to Section 13(d), on the Termination Date, an amount equal to the Make-Whole Amount, if any, with respect to the principal amount of each Series A Note to be prepaid as a result of such termination, (ii) in the case of the purchase of the Facility pursuant to Section 19(f), unless Lessee shall have assumed the Series A Notes as provided in the Participation Agreement, on such date of purchase, an amount equal to the Make-Whole Amount, if any, with respect to the principal amount of each Series A Note to be prepaid as a result of such purchase, and (iii) in the case of any refinancing of the Series A Notes pursuant to Section 13 of the Participation Agreement, on the Refunding Date, an amount equal to the Make-Whole Amount, if any, with respect to the aggregate principal amount of the Series A Notes being prepaid. Lessee shall also pay, as Supplemental Rent, on the date any amount is required to be paid by the Indenture Trustee pursuant to clause
     (A) or (B) of Section 3.06(d)(ii) of the Indenture from the Account in respect of the Facility, an amount equal to the difference, if any, between
     (y) the amount in such Account, and (z) the amount so required to be paid.

           (d) PLACE AND MANNER OF PAYMENT. All payments to be made by the Lessee under this Lease shall be made as follows:

               (i) Each installment of Periodic Rent shall be paid to the Owner-Trustee by wire transfer to the principal office of the Owner-Trustee at the address thereof provided for payments in
          Section 20(c); PROVIDED that until the Lessee shall have received notice from the Indenture Trustee that all Secured Indebtedness has been fully paid and satisfied, all such payments shall be made by wire transfer to the office of the Indenture Trustee designated in
          Section 20(c) or as otherwise designated from time to time in writing by the Indenture Trustee;

               (ii) The entire amount of any payment of Casualty Value or Termination Value pursuant to Section 13, of any payment of the purchase price of the Facility pursuant to Section 19(b) or Early Purchase Price pursuant to Section 19(f), and any payment pursuant to
          Section 15 hereof shall be paid to the Owner-Trustee by wire transfer to the principal office of the Owner-Trustee at the address thereof provided for payments in Section 20(c); PROVIDED that until the Lessee shall have received notice from the Indenture Trustee that all Secured Indebtedness has been fully paid and satisfied, all such payments shall be made by wire transfer to the office of the Indenture Trustee designated in Section 20 or as otherwise designated from time to time in writing by the Indenture Trustee;

               (iii) The amount of any payment owing to the Owner-Trustee or the Owner Participant pursuant to Section 6 or 8 of the Participation Agreement (and by incorporation by reference herein, Section 5 hereof) and Section 7 (but, in the case of Section 7, only with respect to public liability insurance) shall be made directly to the party to receive the same without regard to the assignment of this Lease pursuant to Section 14; and

               (iv) All payments other than those above specified shall be made by the Lessee directly to the party entitled to receive the same.

          The Lessee agrees that it will make payments due hereunder by wire transfer where specified above in immediately available funds consisting of lawful currency of the United States of America no later than 10:00 A.M. Portland, Oregon time on the date due to the party to whom such payment is to be made to such account in any United States bank as such party may from time to time direct in writing, and where not so specified, such payment shall be made by check of the Lessee drawn on a bank located in the continental United States and mailed to the party to receive the same at the address herein provided or at such other address as the Lessee shall have been previously advised in writing.

          (e) OVERDUE PAYMENTS. The amount of any installment of Periodic Rent or Periodic Site Rent or any payment of Supplemental Rent remaining unpaid after the due date thereof shall bear interest at the Late Rate from and after the due date of such installment or payment and such interest shall be paid by the Lessee, on demand as Supplemental Rent.

          (f) ADJUSTMENT OF RENT. The Periodic Rent percentage, Casualty Value, Termination Value and Early Purchase Date and Early Purchase Price tables attached hereto as Schedules 1, 2, 3 and 4 respectively, have been calculated on the assumptions (the "PRICING ASSUMPTIONS") set forth in Exhibit D hereto.

          If for any reason the Closing Date or the Transaction Costs related to the Facility set forth in Exhibit D hereto shall prove to be incorrect, then the Owner Participant acting in good faith shall, prior to the first Rent Payment Date, recompute the factors for Periodic Rent, the Casualty Value and Termination Value tables and the Early Purchase

     Date and Early Purchase Price in order to provide the Owner Participant with the same Net Economic Return as if such assumptions were accurate; PROVIDED, that such adjustments shall comply with the Guidelines and all provisions of the Code and the Treasury Regulations thereunder, in each case as in effect on the date of such adjustment, including, without limitation, Section 467 of the Code and the Treasury Regulations thereunder, in each case as in effect on the date of such adjustment; and PROVIDED, FURTHER, that (i) each installment of Periodic Rent shall be in an amount sufficient to pay on each installment date the principal of, and interest on, the Series A Notes due on such date without acceleration,
     (ii) the Casualty Value and Termination Value as of any date shall be sufficient to pay the aggregate unpaid principal amount of, and interest on, the Series A Notes outstanding as of such date and (iii) the Early Purchase Price shall at all times exceed the appraiser's estimated fair market value for the Early Purchase Date. Such recomputation shall be based upon the assumptions and methods of calculation utilized by the Owner Participant in computing the amounts thereof originally set forth in this Lease. On or before the first Rent Payment Date, the Owner-Trustee and the Lessee shall execute and deliver a Lease Supplement, substantially in the form of Exhibit E hereto, reflecting any revisions to Schedules 1, 2, 3 and 4 hereto, and the adjustments shall be effective as of said first Rent Payment Date.

          (g) VERIFICATION OF RENTAL ADJUSTMENTS. Each notice to the Lessee from the Owner Participant setting forth the results of any calculation or recalculation pursuant to paragraph (f) above shall be accompanied by a letter from the Owner Participant setting forth the reasons for such calculation or recalculation and stating that such calculation or recalculation was made using the same methods and, except as to the change or changes in circumstance giving rise to such adjustment, the same assumptions as were used in computing the factors for Periodic Rent, Casualty Values and Termination Values and the Early Purchase Date and Early Purchase Price in effect prior to such adjustment.

SECTION 5.     INDEMNITIES.

     The Lessee's indemnity obligations are set forth in Sections 6 and 8 of the Participation Agreement, which Sections are incorporated herein by reference as though fully set forth in this Section 5. The Lessee's indemnity obligations contained in Sections 6 and 8 of the Participation Agreement shall survive the termination of any of this Lease and the other Operative Agreements and shall survive the transfer of any Note or the Beneficial Interest and payment of any or all Notes and the extinguishment of the Beneficial Interest.

SECTION 6.     LESSEE'S COVENANTS.

     SECTION 6.1. NATURE OF BUSINESS. Neither the Lessee nor any Restricted Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Lessee and its Restricted Subsidiaries would be substantially changed from the growing and harvesting of timber and manufacture and sale of lumber, plywood and wood products and related businesses engaged in by the Lessee and its

Restricted Subsidiaries on the date of this Lease and described in the Private Placement Memorandum and other businesses incidental or reasonably related thereto.

     SECTION 6.2. LIMITATIONS ON CURRENT DEBT AND FUNDED DEBT. (a) The Lessee will not, and will not permit any Restricted Subsidiary to, create, assume, incur, guarantee or in any manner be or become liable in respect of any Current Debt or Funded Debt, except:

          (i)    Funded Debt evidenced by the 1997 Notes;

          (ii) Funded Debt of the Lessee outstanding on the June 30, 1998 and described in Schedule 5;

          (iii) Current Debt and Funded Debt of the Lessee incurred under the Working Capital Facility, PROVIDED that the aggregate principal amount of such Current Debt and Funded Debt outstanding at any one time shall not exceed $40,000,000;

          (iv) additional Current Debt and Funded Debt of the Lessee and Funded Debt of a Restricted Subsidiary secured by Purchase Money Liens, PROVIDED that on the date that any such Current Debt or Funded Debt is incurred and after giving effect to the application of the proceeds thereof:

                 (A) the ratio of Consolidated Cash Flow for the immediately preceding Four Quarter Period to Pro Forma Interest Expense for such period is greater than 2.5 to 1.0; and

                 (B) the ratio of Consolidated Cash Flow for the immediately preceding Four Quarter Period to Pro Forma Maximum Debt Service is greater than 1.25 to 1.0;

          (v) unsecured Subordinated Funded Debt of the Lessee to the General Partner or any Affiliate of the General Partner, PROVIDED that the aggregate principal amount of such Subordinated Funded Debt outstanding at any one time shall not exceed $10,000,000; and

          (vi) Current Debt or Funded Debt of a Restricted Subsidiary to the Lessee or to a Wholly-owned Restricted Subsidiary.

     (b) The renewal, extension or refunding of any Current Debt or Funded Debt issued, incurred or outstanding pursuant to Section 6.2(a) shall constitute the issuance of additional Current Debt or Funded Debt which is, in turn, subject to the limitations of the applicable provisions of this Section 6.2, PROVIDED that, except to the extent of any increase in the outstanding principal amount thereof, the commencement of a new interest period for any Current Debt or Funded Debt as to which interest is computed with reference to the London Interbank Offered Rate or any other base rate or the conversion of the base rate used for any such interest computation shall not be considered a renewal, extension, or refunding of such Current Debt or Funded Debt for purposes of this
Section 6.2.

     (c) Any business entity which becomes a Restricted Subsidiary after the date hereof shall for all purposes of this Section 6.2 be deemed to have created, assumed or incurred at the time it becomes a Restricted Subsidiary all Current Debt and Funded Debt of such business entity existing immediately after it becomes a Restricted Subsidiary.

     SECTION 6.3. DISTRIBUTIONS. The Lessee will not make any Distribution if at the time of such Distribution and after giving effect thereto a Default or Event of Default shall have occurred and be continuing. In addition, the Lessee will not authorize or make any Distribution (a) on any date other than a Business Day, (b) in Property other than cash, (c) which is payable more than 60 days after the date of authorization or declaration, or (d) in an amount which, together with all previous Distributions made by the Lessee for the quarterly fiscal period most recently ended prior to the date of such Distribution, exceeds the amount of Available Cash for such quarterly fiscal period.

     SECTION 6.4. MERGERS AND CONSOLIDATIONS. The Lessee will not, and will not permit any Restricted Subsidiary to, consolidate with, or be a party to a merger with, or sell, lease or otherwise dispose of all or substantially all of its assets to, any other Person; PROVIDED, HOWEVER, that:

          (a) any Restricted Subsidiary may merge or consolidate with or into, or sell, lease or otherwise dispose of all or substantially all of its assets to, the Lessee or any Wholly-owned Restricted Subsidiary so long as in any merger or consolidation involving the Lessee, the Lessee shall be the surviving or continuing entity; and

          (b) the Lessee may consolidate or merge with, or sell all or substantially all of its assets to, any business entity if:

                 (i) the surviving or continuing entity or the entity to which all or substantially all of the Lessee's assets are sold (the "SURVIVING ENTITY") shall be either the Lessee or an entity organized under the laws of the United States or any state thereof which conducts substantially all of its business and has substantially all of its assets within the United States, and in the case of any such consolidation or merger in which the Lessee is not the Surviving Entity or in the case of any such sale, the Surviving Entity shall (A) expressly assume in writing the due and punctual performance and observance of all of the covenants in the Operative Agreements to be performed or observed by the Lessee, and (B) furnish to the Owner-Trustee, the Indenture Trustee and each Participant an opinion of independent counsel to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the Surviving Entity enforceable in accordance with its terms, which counsel and opinion shall be satisfactory to the Owner-Trustee and the Indenture Trustee;

                (ii) at the time of such consolidation or merger or such sale and after giving effect thereto (A) no Default or Event of Default shall have occurred and be continuing and (B) the Consolidated Net Worth of the Surviving Entity shall not be less than the Consolidated Net Worth of the Lessee immediately prior to such consolidation or merger or such sale; and

               (iii) after giving effect to such consolidation or merger or such sale, the Surviving Entity would be permitted to incur at least $1.00 of additional Funded Debt under the provisions of
          Section 6.2(a)(iv).

     SECTION 6.5. SALES OF ASSETS. (a) The Lessee will not, and will not permit any Restricted Subsidiary to sell, lease or otherwise dispose of all or any substantial part (as defined in paragraph (b) of this Section 6.5) of the assets of the Lessee and its Restricted Subsidiaries, except as permitted by
Section 6.4; PROVIDED, HOWEVER, that:

          (i) any Restricted Subsidiary may sell, lease or otherwise dispose of any substantial part of its assets to the Lessee or any Wholly-owned Restricted Subsidiary;

          (ii) the Lessee or any Restricted Subsidiary may sell Properties constituting a substantial part of the assets of the Lessee and its Restricted Subsidiaries if (A) such sale shall be for an amount not less than the fair market value (as determined in good faith by the Board of Control) of such Properties; (B) after giving effect to such sale, no Default or Event of Default shall have occurred and be continuing; (C) the Net Proceeds of the sale of such Properties (to the extent that the Net Proceeds of such sale exceed the minimum amount required to define a substantial part pursuant to Section 6.5(b)) are either:

                 (1) applied within the Application Period to pay Senior Funded Debt of the Lessee or any Restricted Subsidiary (other than Senior Funded Debt of a Restricted Subsidiary to the Lessee or another Restricted Subsidiary) selected by the Lessee; PROVIDED, HOWEVER, in the event that a Lien encumbering the Property that is the subject of the sale was given to secure Indebtedness incurred in connection with the acquisition thereof, the Net Proceeds of such sale may be applied first to the payment of such Indebtedness and any remaining Net Proceeds shall be applied as set forth above, or

                 (2) deposited and held in a separate trust account with a bank or trust company satisfactory to the Owner-Trustee and the Indenture Trustee (which account may be invested in Permitted Investments) and such Net Proceeds shall be either (x) applied within such Application Period to the acquisition of productive assets useful in the Lessee's business, or (y) committed, pursuant to a binding written contract entered into by the Lessee during such Application Period, to be applied to the acquisition of productive assets useful in the Lessee's business (in either case, having a fair market value, determined in good faith by the Board of Control, but excluding in the case of any timberlands any value based on a higher or better use thereof) not less than the amount of such Net Proceeds so applied, PROVIDED that the acquisition contemplated by such binding contract shall be consummated substantially in accordance with the terms thereof within 90 days after the end of such Application Period, and PROVIDED, FURTHER, that the Net Proceeds of the sale of any Property shall be considered to have been applied to an acquisition of Property although the acquisition occurred prior to the sale of Property giving rise to such Net Proceeds so long as such acquisition and sale were a series of related transactions occurring within a 180-day period; and

     (D) within ten Business Days after any sale pursuant to this clause (ii), the Lessee shall have delivered to the Owner-Trustee, the Indenture Trustee and each Participant a certificate of the Board of Control certifying that such sale was for fair market value received by the Lessee and that after giving effect to such sale no Default or Event of Default has occurred and is continuing, and within ten Business Days after the earlier to occur of
     (1) the application pursuant to this clause (ii) of the Net Proceeds of any sale or (2) the last day of any Application Period with respect to any sale, the Lessee shall have delivered to the Owner-Trustee, the Indenture Trustee and each Participant a certificate of the Board of Control certifying as to the application of the Net Proceeds of such sale and establishing compliance with the requirements of this clause (ii);

          (iii) the Lessee may sell timberlands in a like-kind exchange for a like interest in other timberlands having a fair market value (determined in good faith by the Board of Control, but excluding any value based on a higher and better use thereof) of at least the fair market value of the timberlands so sold, PROVIDED that 30 days prior to any like-kind exchange, the Lessee shall have delivered to the Owner-Trustee, the Indenture Trustee and each Participant a description of such exchange in sufficient detail to establish compliance with the foregoing requirements; and

          (iv) the Lessee may sell not more than 25,000 acres in the aggregate of timberlands owned by the Lessee designated in good faith by a Responsible Officer for a higher and better use, PROVIDED that ten Business Days after any such sale, the Lessee shall have delivered to the Owner-Trustee, the Indenture Trustee and each Participant a certificate of a Responsible Officer notifying the Owner-Trustee, the Indenture Trustee and each Participant of such sale and certifying as to the number of acres sold pursuant to this clause (iv) and the amount of gross proceeds from such sale and establishing compliance herewith.

     (b) As used in this Section 6.5, a sale, lease or other disposition of assets (other than timber harvested and sold and inventory sold, in each case, in the ordinary course of business) shall be deemed to be a "SUBSTANTIAL PART" of the assets of the Lessee and its Restricted Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Lessee and its Restricted Subsidiaries (other than pursuant to clauses (i) through (iv) above) (A) during the 12-month period ending with the date of such sale, lease or other disposition, exceeds $10,000,000 or (B) since December 22, 1994, exceeds $52,900,000, PROVIDED that each such amount shall be adjusted annually from December 30, 1997 for the percentage increase or decrease from the prior calendar year in the Consumer Price Index.

     SECTION 6.6. LIMITATION ON HARVESTING. The Lessee will not, and will not permit any Restricted Subsidiary to, harvest timber on its or such Restricted Subsidiary's timberlands in excess in the aggregate of the following limitations:

     150% of the Planned Volume during any fiscal year of the Lessee,

     140% of the Planned Volume during any period of two consecutive fiscal years of the Lessee,

     130% of the Planned Volume during any period of three consecutive fiscal years of the Lessee, and

     120% of the Planned Volume during any period of four consecutive fiscal years of the Lessee;

PROVIDED, HOWEVER, that the Lessee and its Restricted Subsidiaries may harvest timber from their timberlands exceeding the limitations set forth above (the "EXCESS HARVEST") if (a) after giving effect to such Excess Harvest, no Default or Event of Default shall have occurred and be continuing, (b) the Net Proceeds of the sale of such Excess Harvest (based upon the average price received by the Lessee and its Restricted Subsidiaries for timber sold during such period) are either:

          (i) applied within the Application Period to pay Senior Funded Debt of the Lessee or any Restricted Subsidiary (other than Senior Funded Debt of a Restricted Subsidiary to the Lessee or another Restricted Subsidiary) selected by the Lessee, or

          (ii) deposited and held in a separate trust account with the bank or trust company satisfactory to the Owner-Trustee and the Indenture Trustee (which account may be invested in Permitted Investments) and such Net Proceeds shall be either (A) applied by the Lessee within the Application Period to the acquisition of timber or timberland or (B) committed, pursuant to a binding written contract entered into by the Lessee during such Application Period, to be applied to the acquisition of timber or timberland (in either case, having a fair market value, determined in good faith by the Board of Control, but excluding any value based on a higher or better use thereof) not less than the amount of such Net Proceeds so applied, PROVIDED that the acquisition contemplated by such binding contract shall be consummated substantially in accordance with the terms thereof within 90 days after the end of such Application Period, and

(c) within ten Business Days after any Excess Harvest, the Lessee shall have delivered to the Owner-Trustee, the Indenture Trustee and each Participant a certificate of the Board of Control certifying that after giving effect to such Excess Harvest no Default or Event of Default has occurred and is continuing, and within ten Business Days after the earlier to occur of (i) the application of the Net Proceeds as set forth clause (b) of this Section 6.6 or (ii) the last day of any Application Period with respect to any Excess Harvest, the Lessee shall have delivered to the Owner-Trustee, the Indenture Trustee and each Participant a certificate of the Board of Control certifying as to the application of the Net Proceeds of such Excess Harvest and establishing compliance with the requirements of clause (b) of this Section 6.6.

     SECTION 6.7. GUARANTIES. The Lessee will not become or be liable in respect of any Guaranty except (a) Guaranties by the Lessee which are limited in amount to a stated maximum dollar exposure, (b) Guaranties of obligations incurred by any Restricted Subsidiary in compliance with the provisions of this Lease and (c) bonds posted by the Lessee in the ordinary course of business in connection with timber harvest contracts, permits for road construction or work in respect of environmental remediation.

     SECTION 6.8. TRANSACTIONS WITH AFFILIATES. The Lessee will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including without limitation, the purchase from, sale to or exchange of Property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of, and pursuant to the reasonable requirements of, the Lessee's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Lessee or such Restricted Subsidiary than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate; PROVIDED, HOWEVER, the Lessee shall be entitled to reimburse the General Partner for Specified Expenses. The General Partner shall determine the Specified Expenses that are allocable to the Lessee in any reasonable manner determined by the General Partner.

     SECTION 6.9. MULTIEMPLOYER PLAN LIABILITY AND TERMINATION OF PENSION PLANS. The Lessee will not and will not permit any ERISA Affiliate to withdraw from any Multiemployer Plan if such withdrawal would result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) that could reasonably be expected to have a material adverse effect on the business, profits or financial condition of the Lessee and its Restricted Subsidiaries, taken as a whole. The Lessee will not and will not permit any ERISA Affiliate to permit any employee benefit plan maintained by it to be terminated in a manner which could result in the imposition of a Lien on any Property of the Lessee or any Subsidiary pursuant to Section 4068 of ERISA.

     SECTION 6.10. CHANGES IN STATUS OF SUBSIDIARIES. So long as no Default or Event of Default shall have occurred and be continuing, the Board of Control may at any time and from time to time, upon not less than 30 days' prior written notice given to the Owner-Trustee, the Indenture Trustee and each Participant, designate a previously Unrestricted Subsidiary as a Restricted Subsidiary, PROVIDED that immediately after such designation and after giving effect thereto
(a) no Default or Event of Default shall have occurred and be continuing and (b) the Lessee could incur at least $1.00 of additional Funded Debt under the provisions of Section 6.2(a)(iv).

     Any notice of designation pursuant to this Section 6.10 shall be accompanied by a certificate signed by the chief financial officer of the Lessee stating that the provisions of this Section 6.10 have been complied with in connection with such designation and setting forth the name of each other Subsidiary (if any) which has or will become a Restricted Subsidiary, as the case may be, as a result of such designation.

     SECTION 6.11.  CERTAIN NOTICES.

     (a) LIENS. Upon the attachment of an aggregate amount of $250,000 or more of Liens on the Leased Property or any part thereof (in either case excluding any Liens for taxes not yet due and payable), the Lessee shall promptly (and in no event later than ten (10) Business Days after it shall have obtained knowledge thereof) notify the Lessor of the attachment of all such Liens and the full particulars thereof unless the same shall have been removed or discharged by the Lessee.

     (b) NOTICES OF NONCOMPLIANCE WITH APPLICABLE LAWS. The Lessee shall furnish to the Lessor, within five (5) days after receipt thereof, a copy of any notice or order of any Governmental Authority asserting that the Lessee is not in compliance with, or may be liable for contamination originating from or on the Site or the Facility under, any Applicable Law.

     (c) PLANS AND SPECIFICATIONS; OPERATING MANUALS. The Lessee shall maintain or cause its Affiliates to maintain throughout the Site Lease Term, and keep on file at its office, a complete set of plans and specifications, including "as-built" plans and specifications as and when available, with respect to the Facility (which shall reflect all material Parts incorporated or installed in or attached to the Facility and all material Alterations made pursuant to Section 8 hereof; PROVIDED, HOWEVER, that such plans and specifications shall as of any date not be required to reflect any such Parts so incorporated, installed or attached or any such Alteration made within thirty
(30) days prior to such date). Upon the expiration of the Term, the Lessee shall deliver to the Lessor or to the Lessor's designee a complete set, current as of the date of such return or retaking, of such plans and specifications and all work drawings and similar documents with respect to the Leased Property.

     (d) ENVIRONMENTAL EVENT. The Lessee shall promptly, but in any case within five (5) Business Days, notify the Lessor if (i) any event has occurred or any condition is discovered in, on, from or involving the Leased Property or any part thereof (including, but not limited to, the presence, emission or release of Hazardous Materials or the violation of any applicable Environmental
Law) that could reasonably be anticipated to result in penalties or other liabilities in excess of $500,000, or (ii) the Lessee has received notification that it, the Leased Property or any part thereof is the subject of an Environmental Claim or has knowledge of any conditions or occurrences at the Leased Property that could reasonably form the basis of a material Environmental Claim, in either case that could reasonably be expected to result in any ordered remediation or corrective action or other liability related to an event or condition with respect to the Leased Property or any part thereof the cost of which liability is reasonably expected to exceed $500,000, or (iii) any material and actual or imminent restriction on the ownership, occupancy, use, productivity or transferability of the Leased Property arising in connection with any Release, threatened Release or disposal of a Hazardous Material or any breach or violation of any Environmental Law, or (iv) any other environmental, natural resource, health or safety condition which could materially and adversely affect the ability of the Lessee to perform its obligations under the Operative Agreements (each of (i) through (iv) an "ENVIRONMENTAL EVENT").

     Following the receipt of a notice pursuant to the immediately preceding paragraph, the Lessor may require the Lessee to conduct, or cause to be conducted, an environmental study by an environmental consultant reasonably satisfactory to the Lessor (the cost and expenses of such environmental consultant shall be borne by the Lessee) of the Leased Property or any applicable part thereof on which such Environmental Event or Release shall have occurred, the scope of which study shall be limited to confirming the magnitude and anticipated cost of the liability resulting in the Environmental Event and to provide a copy of the environmental consultant's report on its audit to the Lessor. Notwithstanding the foregoing, if a pattern, in the opinion of the Lessor, of such Environmental Events exists, the Lessor may conduct a more comprehensive environmental study of the Leased Property or the applicable part thereof to determine the scope and nature of such pattern. If it is the opinion of the Lessor that (i) an Environmental Event has occurred or exists and a Permitted Remediation (as defined below) is not available or the Environmental Event cannot be cured through a Permitted Remediation or (ii) the Environmental Event will result in the cessation of operation of the Facility or the applicable part thereof for 30 days or more such Environmental Event shall, at the option of the Lessor, be deemed an Event of Loss with respect to the Leased Property or the applicable part thereof (an "ENVIRONMENTAL TRIGGER"). A "Permitted Remediation" means any remediation of an Environmental Event (a) the cost of which remediation is not anticipated, in the sole opinion of the Lessor, to exceed $5,000,000, (b) during and after which such Environmental Event could not be expected to result in any additional environmental liability incurred by the Lessor for which the Lessor has not received additional indemnification in an amount and from a Person satisfactory to the Lessor, in its sole and absolute discretion, and (c) permitted and effected in compliance with all applicable Environmental Laws.

     Irrespective of whether an Environmental Trigger has occurred, the Lessee shall immediately initiate, at its sole cost and expense, such actions as may be necessary to comply in all material respects with all applicable Environmental Laws and to alleviate any significant risk to human health or the environment if the same arises from a condition on or in respect of the Leased Property or any part thereof, whether existing prior to, on or after the date of this Lease. Once the Lessee commences such actions, the Lessee shall thereafter diligently and expeditiously proceed to comply materially and in a timely manner with all Environmental Laws and to eliminate any significant risk to human health or the environment.

     SECTION 6.12. SECTION 6 DEFINITIONS. The following terms shall have the following meanings for all purposes of this Section 6:

     "ACQUISITION" shall mean any transaction in which the Lessee or any Restricted Subsidiary acquires (through an asset acquisition, merger, stock acquisition or other form of investment) control over all or a portion of the Properties or business of another Person for the purpose of increasing the operating capacity of the Lessee and its Restricted Subsidiaries, taken as a whole, from the operating capacity of the Lessee and its Restricted Subsidiaries, taken as a whole, existing immediately prior to such transaction.

     "ACQUISITION CREDIT AGREEMENT" shall mean the Amended and Restated Credit Agreement dated as of July 31, 1996, as amended, with Bank of America National Trust and Savings Association and the other banks named therein.

     "ACQUISITION FACILITY" shall mean the facility pursuant to which not less than $150,000,000 shall be made available to the Lessee in order to fund future acquisitions by the Lessee of timberlands and related assets under the Acquisition Credit Agreement, as from time to time renewed, extended, amended and supplemented.

     "APPLICATION PERIOD" shall mean, with respect to any sale of assets pursuant to Section 6.5(a)(ii), the 180-day period following the date of such sale; and, with respect to any sale of harvested timber subject to Section 6.6, the 180-day period following the last day of the fiscal year of the Lessee in which such Excess Harvest occurred.

     "AVAILABLE CASH" shall mean, with respect to any fiscal quarter of the Lessee and without duplication,

          (a)    the sum of:

                   (i) all cash receipts of the Lessee during such quarter from all sources,

                  (ii) any reduction with respect to such quarter in a cash reserve previously established pursuant to clause (b)(ii) below (either by reversal or utilization) from the level of such reserve at the end of the prior quarter, and

                 (iii) any utilization with respect to such quarter of the Working Capital Reserve; LESS

          (b)    the sum of:

                   (i) all cash disbursements of the Lessee during such quarter; and

                  (ii) any cash reserves established with respect to such quarter, and any increase with respect to such quarter in a cash reserve established pursuant to this clause (b)(ii) from the level of such reserve at the end of the prior quarter, in such amounts as the General Partner determines in its reasonable discretion to be necessary or appropriate (A) to provide for the proper conduct of the business of the Lessee, (B) to comply with the provisions of the Partnership Agreement, (C) to provide funds for distributions to Partners in respect of any one or more of the next four quarters or
          (D) because the distribution of such amounts would be prohibited by Applicable Law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Lessee is a party or by which any of its assets are subject, PROVIDED that Available Cash shall reflect (1) in each fiscal quarter a reserve equal to at least 50% of the aggregate amount of all interest to be paid in respect of the 1994 Notes, the 1995 Notes, the 1996 Notes and the 1997 Notes on the next interest payment date, and (2) in the third fiscal quarter immediately preceding each fiscal quarter in which any scheduled principal payment is due with respect to the 1994 Notes, the 1995 Notes, the 1996 Notes and/or the 1997 Notes (a "PRINCIPAL PAYMENT QUARTER"), a reserve equal to at least 25% of the aggregate amount of all principal to be paid in respect of such 1994 Notes, 1995 Notes, 1996 Notes and 1997 Notes in such principal payment quarter; in the second calendar quarter immediately preceding a principal payment quarter, a reserve equal to at least 50% of the aggregate amount of all principal to be paid in respect of such 1994 Notes, 1995 Notes, 1996 Notes and 1997 Notes in such principal payment quarter; and in the calendar quarter immediately preceding a principal payment quarter, a reserve equal to at least 75% of the aggregate amount of all principal to be paid in respect of such 1994 Notes, 1995 Notes, 1996 Notes and 1997 Notes in such principal payment quarter.

     So long as the Lessee is not a taxpaying entity, taxes paid by the Lessee on behalf of, or amounts withheld with respect to, all or less than all of the Partners shall not be considered cash disbursements of the Lessee that reduce Available Cash, but the payment or withholding thereof shall be deemed to be a distribution of Available Cash to such Partners. Alternatively, in the discretion of the General Partner, so long as the Lessee is not a taxpaying entity, such taxes (if pertaining to all Partners) may be considered to be cash disbursements of the Lessee which reduce Available Cash, but the payment or withholding thereof shall not be deemed to be a distribution of Available Cash to such Partners.

     "AVERAGE TREASURY RATE" at any date for any period shall mean the bid-side yield to maturity for actively traded marketable U.S. Treasury fixed interest rate non-callable securities (adjusted to constant maturities equal to such period), as quoted on pages 7677 or 500 of Telerate U.S. Treasury and Money Markets (or any successor or alternate publication then reporting yields on such Treasury securities) two Business Days prior to such date. If no possible maturity exactly corresponds to such period, yields for the two most closely corresponding published maturities shall be calculated pursuant to the immediately preceding sentence and the Average Treasury Rate shall be interpolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month.

     "CAPITAL ADDITIONS AND IMPROVEMENTS" shall mean (a) additions or improvements to the capital assets owned by the Lessee or any Restricted Subsidiary or (b) the acquisition of existing or the construction of new capital assets (including, without limitation, timberlands and timber processing and manufacturing facilities and related assets) made to increase the operating capacity of the Lessee and its Restricted Subsidiaries, taken as a whole, from the operating capacity of the Lessee and its Restricted Subsidiaries, taken as a whole, existing immediately prior to such addition, improvement, acquisition or construction.

     "CAPITALIZED LEASE" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

     "CAPITALIZED RENTALS" of any Person shall mean as of the date of any determination the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person in accordance with GAAP.

     "CONSOLIDATED CASH FLOW" for any period shall mean Operations Cash for such period adjusted to include (a) in the case of any acquisition of timber or timberland by the Lessee or a

Restricted Subsidiary during such period, an amount equal to the projected cash flow of the timber or timberland so acquired, based on the harvest plan for the first harvest year, PROVIDED that such harvest plan shall not include more than 8-1/3% of the total volume of merchantable timber so acquired, and PROVIDED, FURTHER, that in determining projected cash flow from acquired timber or timberlands, prices shall be assumed to equal the average price realized by the Lessee for comparable timber sold during such period, and (b) in the case of any acquisition of any other productive asset by the Lessee or a Restricted Subsidiary during such period, an amount equal to 80% of the average annual cash flow of the productive asset so acquired for the preceding two years, which amount will be increased if and to the extent a Responsible Officer of the Lessee shall certify in writing to the Owner-Trustee, the Indenture Trustee and each Participant (i) specified cost savings that can be effected by the Lessee in the operation of such productive asset or (ii) the net additional resources to be allocated to increase productivity of such asset, PLUS (to the extent deducted in determining Operations Cash) (A) all cash debt service payments of the Lessee and its Restricted Subsidiaries during such period, (B) all cash capital expenditures (except capital expenditures relating to Acquisitions and Capital Additions and Improvements) of the Lessee and its Restricted Subsidiaries during such period, and (C) the amount deducted from Operations Cash as a result of the increase in any reserve for the future cash payment of items of the type referred to in the foregoing clauses (A) or (B).

     "CONSOLIDATED NET WORTH" of any Person shall mean, as of the date of any determination, the amount by which the total assets of such Person and its subsidiaries appearing on a balance sheet of such Person and its subsidiaries prepared in accordance with GAAP on a consolidated basis exceeds the total liabilities of such Person and its subsidiaries appearing on a balance sheet of such Person and its subsidiaries prepared in accordance with GAAP on a consolidated basis, in each case after eliminating all intercompany transactions.

     "CONSUMER PRICE INDEX" shall mean the consumer price index for goods and services for the United States, as published by the U. S. Bureau of Labor Statistics, or if such index is no longer printed, its successor publications.

     "CONTROLLING GENERAL PARTNERSHIP INTEREST" shall mean a General Partnership Interest which permits the owner of such General Partnership Interest to direct the management of a general partnership or a limited partnership.

     "CURRENT DEBT" of any Person shall mean, as of the date of any determination thereof, (a) all Indebtedness of such Person for borrowed money or for the acquisition of assets, other than Funded Debt of such Person and (b) Guaranties by such Person of Current Debt of others.

     "DISTRIBUTION" in respect of the Lessee shall mean:

          (a) dividends, distributions or other payments of any kind whatsoever on or in respect of the Partnership Interests (except distributions payable solely in Partnership Interests or in rights or options to acquire Partnership Interests);

          (b) the redemption or acquisition of Partnership Interests or of rights or other options to purchase Partnership Interests; and

          (c) any payment of or on account of Subordinated Funded Debt owed to the General Partner or any payment on account of the purchase, redemption or other retirement thereof.

     "EQUITY INTEREST" shall mean, in the case of a corporation, stock of any class, and in the case of a partnership or a limited partnership, a General Partnership Interest or Limited Partnership Interest.

     "EXCESS HARVEST" is defined in Section 6.6.

     "FOUR QUARTER PERIOD" shall mean a period of four full consecutive quarterly fiscal periods of the Lessee, taken together as one accounting period.

     "FUNDED DEBT" of any Person shall mean (a) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, (b) all Capitalized Rentals of such Person, and (c) all Guaranties by such Person of Funded Debt of others.

     "GUARANTIES" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation, of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise (including, without limitation, such obligations that arise as a matter of law including obligations of a joint venturer in connection with a joint venture and of a partner in connection with a partnership), by such
Person: (a) to purchase such Indebtedness or obligation or any Property constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation or (ii) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation,
(c) to lease Property or to purchase Securities or other Property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (d) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under the Operative Agreements, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

     "INDEBTEDNESS" of any Person shall mean and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person and in any event shall include all
(a) obligations of such Person for
borrowed money, (b) obligations secured by any Lien or other charge upon Property owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of Property, PROVIDED that the preceding provisions of this clause (c) shall not include obligations of such Person in respect of Operating Leases, (d) Capitalized Rentals of such Person, and (e) Guaranties by such Person of Indebtedness of others.

     "INTEREST EXPENSE" for any period shall mean all interest (including the interest component of Rentals payable by the Lessee and its Restricted Subsidiaries on Capitalized Leases) and all amortization of debt discount and expense expensed during such period in accordance with GAAP on any Indebtedness of the Lessee and its Restricted Subsidiaries for which such calculations are being made.

     "INTERIM CAPITAL TRANSACTIONS" shall mean (a) borrowings, refinancings or refundings of Current Debt and Funded Debt of the Lessee or any Restricted Subsidiary and sales of debt securities (other than for working capital purposes and other than for items purchased on open account in the ordinary course of business) by the Lessee or any Restricted Subsidiary, (b) sales of Equity Interests by the Lessee and (c) sales or other voluntary or involuntary dispositions of any assets of the Lessee or any Restricted Subsidiary (other than (i) sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business, including the exchange of timber or real property for other timber or real property, to the extent that the timber or real property received in exchange is of equal or greater value, or the sale of timber or real property, to the extent the proceeds from which are invested within 180 days in other timber or real property, and (ii) sales or other dispositions of assets as a part of normal retirements or replacements), other than in the context of the commencement of the dissolution and liquidation of the Lessee.

     "INVESTMENTS" shall mean all investments, in cash or by delivery of Property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise.

     "MEASUREMENT DATE VALUE" means, as to any amount received or to be received after the last day of the termination of the Basic Term, the value of such amount discounted on a semi-annual compounded basis to such last day on the basis of the sum of 1.00% and the Average Treasury Rate for the period, from the date of the receipt, or scheduled receipt, thereof to such last day.

     "NET PROCEEDS" shall mean the gross proceeds of the disposition or sale of Property, LESS (a) all reasonable expenses incurred in connection with such disposition or sale of such Property and (b) with respect to any Excess Harvest, all reasonable expenses properly allocable to the harvesting of the timber constituting the Excess Harvest and other costs incidental thereto.

     "1994 NOTES" shall mean the $275,000,000 9.78% Senior Notes due December 1, 2009 of the Lessee issued under and pursuant to the Note Purchase Agreement dated as of December 1, 1994 among the Lessee and the purchasers listed in
Schedule I thereto.

     "1995 NOTES" shall mean the $25,000,000 9.60% Senior Notes due December 1, 2009 of the Lessee issued under and pursuant to the Note Purchase Agreement dated as of March 15, 1995 among the Lessee and the purchasers listed in
Schedule I thereto.

     "1996 NOTES" shall mean the $91,000,000 Senior Notes due 2006 to 2013 of the Lessee issued under and pursuant to the Note Purchase Agreement dated as of August 1, 1996 among the Lessee and the purchasers listed in Schedule I thereto.

     "1997 NOTES" shall mean the $95,000,000 Senior Notes, Series A, B and C, due 2010 to 2018 of the Lessee issued under and pursuant to the Note Purchase Agreement dated as of December 15, 1997 among the Lessee and the purchasers listed in Schedule I thereto.

     "OPERATING LEASE" shall mean, with respect to any Person, any lease which is not a Capitalized Lease pursuant to which such Person shall lease real or personal Property.

     "OPERATIONS CASH" for any period shall mean the sum of all cash receipts of the Lessee and its Restricted Subsidiaries during such period, on a cumulative basis and without duplication (including cash receipts from operations of Restricted Subsidiaries prior to the acquisition thereof by the Lessee; but excluding (a) cash proceeds from Interim Capital Transactions, and (b) net cash receipts from operations in respect of assets sold during such period), LESS the sum of:

            (i) all cash operating expenditures of the Lessee and its Restricted Subsidiaries during such period (including, without limitation, (A) cash operating expenditures of Restricted Subsidiaries prior to the acquisition thereof by the Lessee, (B) taxes, if any, paid by the Lessee as an entity and by its Restricted Subsidiaries, and (C) amounts owed to the General Partner as reimbursement for Specified Expenses);

           (ii) all cash debt service payments of the Lessee and its Restricted Subsidiaries during such period (other than payments or prepayments of principal and premium (A) required by reason of loan agreements (including, without limitation, covenants and default provisions therein) or by lenders, in each case, in connection with sales or other dispositions of assets or (B) made in connection with refinancings or refundings of Indebtedness with the proceeds from new Indebtedness or from the sale of Equity Interests, PROVIDED, that any payment or prepayment of principal and premium, whether or not then due, shall be deemed, at the election and in the discretion of the General Partner, to be refunded or refinanced by any Indebtedness incurred or to be incurred by the Lessee simultaneously with or within 180 days prior to or after such payment or prepayment to the extent of the principal amount of such Indebtedness so incurred);

          (iii) all cash capital expenditures of the Lessee and its Restricted Subsidiaries during such period, except capital expenditures (including associated transaction costs) relating to (A) Acquisitions, (B) Capital Additions and Improvements and
     (C) Interim Capital Transactions;

           (iv) the amount, if any, by which cash reserves outstanding as of the end of such period that the General Partner has determined in its reasonable discretion to be necessary or appropriate in order to provide funds for the future cash payment of items of the type referred to in clauses (i) through (iii) above exceeds such cash reserves outstanding at the beginning of such period;

            (v) the amount, if any, by which any cash reserves outstanding at the end of such period that the General Partner has determined in its reasonable discretion to be necessary or appropriate in order to provide funds for Distributions in respect of any one or more of the four consecutive fiscal quarters following the end of such period exceeds such cash reserves outstanding at the beginning of the such period; and

           (vi) any cash receipts of any Restricted Subsidiary which for any reason (including pursuant to its organizational documents) is unavailable for distribution to the Lessee or any other Restricted Subsidiary, all determined on a consolidated basis. Where cash capital expenditures are made in part in respect of Acquisitions or Capital Additions and Improvements and in part for other purposes, the General Partner's good faith allocation thereof between the portion made for Acquisitions or Capital Additions and Improvements and the portion made for other purposes shall be conclusive.

     So long as the Lessee is not a taxpaying entity, taxes paid by the Lessee on behalf of, or amounts withheld with respect to, all or less than all of the Partners shall not be considered cash operating expenditures of the Lessee that reduce Operations Cash, but the payment or withholding thereof shall be deemed to be a distribution of Available Cash to such Partners. Alternatively, in the discretion of the General Partner, so long as the Lessee is not a taxpaying entity, such taxes (if pertaining to all Partners) may be considered to be cash operating expenditures of the Lessee which reduce Operations Cash, but the payment or withholding thereof shall not be deemed to be a distribution of Available Cash to such Partners.

     "PERMITTED INVESTMENTS" shall mean:

          (a) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Lessee or any Restricted Subsidiary, is rated at least A-1 by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or P-1 by Moody's Investors Service, Inc. or, if such commercial paper is not rated by either Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or Moody's Investors Service, Inc., the highest rating of another nationally recognized credit rating agency of similar standing approved in writing by the Owner-Trustee and the Indenture Trustee;

          (b) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing in twelve months or less from the date of acquisition thereof; and

          (c) Investments in certificates of deposit maturing within one year from the date of origin, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $250,000,000 and having unsecured Funded Debt outstanding and rated at least AA by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or Aa by Moody's Investors Service, Inc. or, if such unsecured Funded Debt is not rated by either Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or Moody's Investors Service, Inc., a comparable rating by another nationally recognized credit rating agency of similar standing approved in writing by the Owner-Trustee and the Indenture Trustee.

     "PLANNED VOLUME" shall mean, as of December 30, 1997, 325,000,000 board feet per annum of timber, and shall be adjusted for any Annual Timber Increase, as of the Effective Date for such Annual Timber Increase, by increasing such per annum amount by an amount equal to 8-1/3% of such Annual Timber Increase. In addition, such per annum amount shall, if there shall be an Annual Timber Decrease in any Determination Period, be permanently (with respect to such Annual Timber Decrease) adjusted, effective as of the Effective Date for such Annual Timber Decrease, by decreasing such per annum amount in the same proportion that the Predisposition Timber Amount in respect of such Annual Timber Decrease is reduced by such Annual Timber Decrease; PROVIDED that such adjustment shall not be made if the percentage decrease represented by such adjustment would be less than 5% and if the Asset Coverage Ratio as of the last day of such Determination Period is at least 2:1. For purposes of the foregoing:

          "ANNUAL TIMBER INCREASE" shall mean, for any Determination Period, the amount, in board feet, by which the number of board feet of timber acquired by the Lessee and its Restricted Subsidiaries during such Determination Period shall exceed the number of board feet of timber sold or otherwise disposed of by the Lessee and its Restricted Subsidiaries during such Determination Period; and "ANNUAL TIMBER DECREASE" shall mean, for any Determination Period, the amount, in board feet, by which the number of board feet of timber sold or otherwise disposed of by the Lessee and its Restricted Subsidiaries during such Determination Period shall exceed the number of board feet of timber acquired by the Lessee and its Restricted Subsidiaries during such Determination Period; PROVIDED that, neither such calculation shall include timber acquired with the Net Proceeds of an Excess Harvest pursuant to Section 6.6.

          "ASSET COVERAGE RATIO" shall mean, as of the date of determination, the ratio of (a) the fair market value (determined in good faith by a Responsible Officer, but excluding any value based on a higher and better use thereof) of the timberlands owned by the Lessee and its Restricted Subsidiaries on such determination date to (b) Funded Debt of the Lessee and its Restricted Subsidiaries on a consolidated basis on such determination date.

          "DETERMINATION PERIOD" shall mean the period from and including the December 30, 1997 to and including December 31, 1998 and each calendar year thereafter.

          "EFFECTIVE DATE" for any Annual Timber Increase or Annual Timber Decrease shall be July 1 of the Determination Period for which such Annual Timber Increase or Annual Timber Decrease, as the case may be, occurs.

          "PREDISPOSITION TIMBER AMOUNT" with respect to any Annual Timber Decrease shall mean the amount of timber owned by the Lessee and its Restricted Subsidiaries as of the first day of the Determination Period for which such Annual Timber Decrease occurred.

     "PRO FORMA INTEREST EXPENSE" for any Four Quarter Period shall mean the Interest Expense payable by the Lessee and its Restricted Subsidiaries during such Four Quarter Period on all Current Debt and Funded Debt of the Lessee and its Restricted Subsidiaries on a consolidated basis, PLUS the Interest Expense which would have been payable during such Four Quarter Period in respect of (a) any Current Debt and Funded Debt to be issued on the date of determination of Pro Forma Interest Expense and (b) the Current Debt or Funded Debt issued after the end of such Four Quarter Period and prior to such date of determination, in each case, giving effect as of the beginning of such Four Quarter Period (i) to the incurrence of all such Current Debt and Funded Debt described in clauses (a) and (b), and (ii) to the application of any such Funded Debt or Current Debt to the substantially concurrent repayment of any other Current Debt or Funded Debt outstanding during such Four Quarter Period. Computations of Pro Forma Interest Expense for Current Debt and Funded Debt having a variable interest rate shall be calculated at the rate in effect on the date of such determination.

     "PRO FORMA MAXIMUM DEBT SERVICE" shall mean, as of any date of determination, the highest total amount payable by the Lessee and its Restricted Subsidiaries on a consolidated basis, during any Four Quarter Period, commencing with the fiscal quarter in which such date of determination occurs and ending on March 31, 2011, in respect of scheduled principal payments and all Interest Expense with respect to all Current Debt and Funded Debt of the Lessee and its Restricted Subsidiaries outstanding on such date of determination, after giving effect to any Current Debt and Funded Debt proposed to be incurred on such date and to the substantially concurrent repayment of any other Current Debt and Funded Debt (a) assuming, in the case of Current Debt or Funded Debt having a variable interest rate, that the rate in effect on the date of determination will remain in effect throughout such period, (b) including only actual interest payments with respect to the Current Debt and Funded Debt incurred pursuant to the Working Capital Facility during the most recent Four Quarter Period and (c) treating the principal amount of all Current Debt and Funded Debt outstanding as of such date of determination under a revolving credit or similar agreement (other than the Working Capital Facility) as maturing and becoming due and payable on the scheduled maturity date or dates thereof (including the maturity of any payment required by any commitment reduction or similar amortization provision), without regard to any provision permitting such maturity date to be extended; PROVIDED, HOWEVER, that for purposes of the foregoing clause (c), the Lessee shall be deemed to have elected to have any amount outstanding under the Acquisition Facility to be amortized in the manner and over the period provided for therein commencing at the expiration of the period during which the Acquisition Facility is revolving in nature.

     "PURCHASE MONEY LIENS" shall mean Liens incurred in connection with the acquisition of any fixed asset useful and intended to be used in carrying on the business of the Lessee or a Restricted Subsidiary, including Liens existing on such fixed asset at the time of acquisition by the Lessee or a Restricted Subsidiary of any business entity then owning such fixed asset, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed asset to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, PROVIDED in any case that (a) the Lien shall attach solely to the fixed asset acquired or purchased, (b) at the time of acquisition of such fixed asset, the amount remaining unpaid on all Indebtedness secured by Liens on such fixed asset whether or not assumed by the Lessee or a Restricted Subsidiary shall not exceed an amount equal to 85% (or 100% in the case of Capitalized Leases) of the total purchase price of such fixed asset, and the aggregate amount remaining unpaid on all Indebtedness secured by Liens on fixed assets acquired or purchased subsequent to December 30, 1997 (including such fixed asset) shall not exceed the following amounts:

 On or before November 30, 1999                                      $25,000,000

 December 1, 1999 to November 30, 2004                               $50,000,000

 December 1, 2004 and thereafter                                   $100,000,000,

(c) all such Indebtedness shall have been incurred within the applicable limitations provided in Section 6.2, and (d) after giving effect to such acquisition no Default or Event of Default shall have occurred and be continuing.

     "RENTALS" of any Person shall mean and include as of the date of determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the Property) payable by such Person, as lessee or sublessee under a lease of real or personal Property, but shall be exclusive of any amounts required to be paid by such Person (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

     "RESTRICTED SUBSIDIARY" shall mean any Subsidiary (a) which is organized under the laws of the United States or Canada or any state or province thereof;
(b) which conducts substantially all of its business and has substantially all of its assets within the United States or Canada; (c) of which (i) in the case of any corporation, more than 50% of the Voting Stock is beneficially owned, directly or indirectly by the Lessee, or (ii) in the case of any partnership, more than 50% of each of the Limited Partnership Interest and the General Partnership Interest is beneficially owned, directly or indirectly by the Lessee; and (d) which is designated as a Restricted

Subsidiary in the most recent written notice with respect to such Subsidiary given by the Lessee pursuant to Section 6.10.

     "SENIOR FUNDED DEBT" shall mean all Funded Debt other than Subordinated Funded Debt.

     "SPECIFIED EXPENSES" shall mean (a) all reasonable direct and indirect expenses the General Partner incurs or payments it makes on behalf of the Lessee (including, without limitation, salary, bonus, incentive compensation, and other amounts paid to any Person to perform services for the Lessee or for the General Partner in the discharge of its duties to the Lessee), and (b) all other necessary or appropriate reasonable expenses allocable to the Lessee or otherwise reasonably incurred by the General Partner in connection with operating the Lessee's business (including without limitation reasonable expenses allocated to the General Partner by its affiliates and, for so long as Fremont Group, Inc. owns an interest in the General Partner, an annual fee of $100,000, payable semi-annually in arrears in consideration of management services).

     "SUBORDINATED FUNDED DEBT" shall mean all unsecured Funded Debt of the Lessee which shall contain or have applicable thereto subordination provisions substantially in the form set forth in Exhibit F attached hereto providing for the subordination thereof to other Funded Debt of the Lessee.

     "UNRESTRICTED SUBSIDIARY" shall mean any Subsidiary other than a Restricted Subsidiary.

     "VOTING EQUITY INTEREST" shall mean Voting Stock and General Partnership Interests.

     "WHOLLY-OWNED" when used in connection with any Subsidiary shall mean (a) in the case of a corporation, a Subsidiary of which all the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Indebtedness shall be owned by the Lessee and/or one or more of its Wholly-owned Subsidiaries, and (b) in the case of any partnership shall mean a Subsidiary of which all of the outstanding General Partnership Interests are owned by the General Partner and all of the Limited Partnership Interests and all Indebtedness shall be owned by the Lessee and/or one or more of its Wholly-owned Subsidiaries.

     "WORKING CAPITAL CREDIT AGREEMENT" shall mean the Amended and Restated Facility B Credit Agreement dated as of July 31, 1996, as amended, with Bank of America National Trust and Savings Association and the other banks named therein, pursuant to which there shall from time to time be available to the Lessee (subject to certain conditions precedent set forth therein) not less than $40,000,000 for working capital and general partnership purposes of the Lessee.

     "WORKING CAPITAL FACILITY" shall mean the facility made available to the Lessee for working capital and general partnership purposes pursuant to the Working Capital Credit Agreement, as from time to time renewed, extended, amended and supplemented and any other credit agreement from time to time entered into by the Lessee for purposes of obtaining working capital financing, PROVIDED that such facility or facilities shall not be for an amount in excess of $40,000,000 in the aggregate.

     "WORKING CAPITAL RESERVE" shall mean the amount, if any, available to be borrowed at the time of determination under the Working Capital Facility, up to a maximum of $40,000,000.

     SECTION 6.13. CERTAIN PAYMENTS. (a) PAYMENT REQUIRED. On the date which is 120 days after the last day of the Basic Term (the "MEASUREMENT DATE"), the Lessee shall pay to the Owner Participant if, but only if, the Owner Participant is the original Owner Participant, the amount, if any, by which the total Amount Generated (as defined in Section 6.13(b)) shall be less than $790,632.24; PROVIDED, HOWEVER, that no amount shall be payable under this Section 6.13 unless the Owner Participant shall receive on or prior to the last day of the Basic Term, an opinion of independent tax counsel selected by the Owner Participant, at the Owner Participant's expense, to the effect that neither the existence nor the operation of this Section 6.13 will result in any adverse tax consequences to the Owner Participant, and PROVIDED FURTHER, that the foregoing requirement with respect to obtaining a tax opinion may not be waived by the Owner Participant. It shall be a condition to the right of the Owner Participant to receive any amounts pursuant to the preceding sentence that the Owner Participant shall have made all reasonable efforts to maximize the total Amount Generated. In no event shall the Lessee have any tax liability with respect to any payment or nonpayment to the Owner Participant pursuant to this
Section 6.13.

     (b)   TOTAL AMOUNT GENERATED.  The total Amount Generated shall be:

             (i) if the Facility has been sold by the Lessor (other than to the Lessee pursuant to Section 19) on or after the last day of the Basic Term (including a sale pursuant to Section 15(b) hereof), the Measurement Date Value of the sum of (i) the net sales price received by the Lessor for the Facility and (ii) any rents (including Renewal Term Rent received pursuant to Section 19) received by the Lessor with respect to the Facility after, and with respect to periods after, the last day of the Basic Term;

            (ii) if the Facility is being leased by the Lessor on the Measurement Date, the sum of (i) the Measurement Date Value of any rents (including Renewal Term Rent received pursuant to Section 19) received by the Lessor on or before the Measurement Date after, and with respect to periods after, the last day of the Basic Term, (ii) the Measurement Date Value of any rents scheduled to be received by the Lessor after the Measurement Date and (iii) the Measurement Date Value of the Fair Market Sales Value at the end of such lease (not including the terms of any renewal options not yet irrevocably exercised); or

           (iii) if the Facility is owned by the Lessor on the Measurement Date, and not then being leased by the Lessor, the sum of (i) the Measurement Date Value of any rents (including Renewal Rent received pursuant to Section 19) received by the Lessor on or before the Measurement Date after, and with respect to periods after, the last day of the Basic Term and
     (ii) the Measurement Date Value of the Fair Market Sales Value on the Measurement Date.

     (c) NOTICE; VERIFICATION. The Owner Participant shall notify the Lessee of any amount the Owner Participant believes is due pursuant to Section 6.13(a) and shall provide the Lessee appropriate information as to the computation of such amount. Any such notice shall include a certification by an Authorized Officer of the Owner Participant that the Owner Participant has complied with the penultimate sentence of
Section 6.13(a). If the Lessee shall disagree with any such amount, the verification procedures contained in Section 4(g) shall be applicable to such disagreement.

     (d) SURVIVAL. Notwithstanding anything herein or in any other Operative Agreement, this Section 6.13 shall survive the termination of this Lease.

SECTION 7. INSURANCE.

     (a) REQUIRED INSURANCE COVERAGES AND LIMITS. The Lessee agrees that it will at its own cost and expense at all times during the Term:

             (i) Keep the Leased Property insured against all physical loss including by fire, windstorm, explosion, flood, subsidence, earthquake, earth movement and collapse and with all-risk coverage and against all such other risks as are insured against by the Lessee with respect to property of a similar character owned or leased by the Lessee, in an amount not less than the greater of (A) the replacement value of the Facility and (B) the Casualty Value of the Facility as of the next preceding Rent Payment Date, which insurance shall (v) cover all materials, equipment, tools and supplies stored on the Site and to become part of the Leased Property, (w) cover all portions of the Leased Property while in transit, (x) include boiler and machinery insurance, (y) include coverage against loss caused by explosion and breakdown and (z) waive any condition requiring that the Leased Property be in use or ready for use,

            (ii) Maintain comprehensive general public liability insurance with respect to the Leased Property including liability coverage for premise-operations, contractual liability (including liability pursuant to Section 8 of the Participation Agreement), product liability, and owned, non-owned and hired car auto liability, which coverage shall be against damage because of bodily injury, including death, or damage to property of others, such insurance to afford protection to the limit of not less than $15,000,000 combined single limit in respect of bodily injury, death and damage to property of others, and

           (iii) Maintain such other insurance covering such risks and in such amounts as is customary by corporations owning, operating or leasing property or engaged in the same or similar business, similarly situated with the Leased Property and/or the Lessee, to the extent available on commercially reasonable terms.

     The Lessee agrees to maintain all insurance provided for under this
Section 7 with good and responsible insurance companies of recognized national
reputation approved by the Owner-Trustee and the Participants.   Any policies of
insurance carried in accordance with this Section 7 and any policies taken out in substitution or replacement for any of such policies (1) shall name the Insured Parties as additional insureds, (2) shall provide that in respect of the interest of the Insured Parties in such policies the insurance shall not be invalidated by any action or inaction of the Lessee or any other Person and shall insure the Insured Parties' interests as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Lessee or any other Person, (3) shall provide that, if such insurance is cancelled for any reason whatsoever, or any substantial change is made in the coverage which affects the interest of any Insured Party or if such insurance is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective as to such Insured Party for 30 days after receipt by such Insured Party of written notice from such insurers of such cancellation, change or lapse, (4) shall provide that no Insured Party shall have any obligation or liability for premiums in connection with such insurance, (5) shall provide that such insurance shall be primary without right of contribution from any other insurance which may be carried by any Insured Party with respect to its interest as such in the Leased Property, (6) shall provide that the insurers shall waive any rights of subrogation against the Insured Parties, except for claims as shall arise from the willful misconduct or gross negligence of any such Insured Party, and (7) shall provide that such insurers shall waive any right of set-off, counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Insured Party. Each liability policy shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. Each policy covering casualty insurance required to be carried by paragraph (a)(i) of this Section shall provide either
(y) that any payments for any loss or damage to the Leased Property shall be paid to the Indenture Trustee (or, if the Secured Indebtedness shall have been fully paid and satisfied, to the Owner-Trustee), as loss payee, or (z) that
(i) any payments for any loss or damage to the Leased Property constituting a total or constructive loss or a Casualty Occurrence shall be paid to the Indenture Trustee (or, if the Secured Indebtedness shall have been fully paid and satisfied, to the Owner-Trustee), as loss payee, (ii) any payments for any loss or damage to the Leased Property which do not constitute a total or constructive loss or a Casualty Occurrence and are not in excess of $500,000 shall be paid to the Lessee (unless the insurer shall have received notice of a Default or Event of Default, in which case such payments shall be paid to the Indenture Trustee (or, if the Secured Indebtedness shall have been fully paid and satisfied, to the Owner-Trustee), as loss payee, and (iii) any payments for any loss or damage to the Leased Property which do not constitute a total or constructive loss or a Casualty Occurrence and are in excess of $500,000 shall be paid to the Indenture Trustee (or, if the Secured Indebtedness shall have been fully paid and satisfied, to the Owner-Trustee), as loss payee), in each case under a standard mortgage loss payable clause (which clause specifies payment solely to the Indenture Trustee or, if the Secured Indebtedness shall have been fully paid and satisfied, solely to the Owner-Trustee, and which clause acknowledges that the loss payee shall have no obligation for unpaid premiums) satisfactory to the Indenture Trustee. Any such insurance may be carried under blanket policies maintained by the Lessee so long as such policies otherwise comply with the provisions of this Section 7(a). If general public liability insurance shall be carried under any blanket policy which is subject to aggregate annual claim limitations, the Lessee shall keep the Owner-Trustee advised from time to time of the amount of any such limitations and the amounts of claims which reduce the available policy limits.

     (b) ADJUSTMENT AND PAYMENT OF LOSSES. The loss, if any, under any casualty insurance required to be carried by paragraph (a)(i) of this Section shall be adjusted with the insurance companies by the Lessee, or otherwise collected, including the filing of proceedings deemed advisable by the Lessee, subject to the approval of the Owner-Trustee (and the Indenture Trustee unless the Secured Indebtedness shall have been fully paid and satisfied) if the loss exceeds $500,000. The loss so adjusted shall be paid in accordance with the antipenultimate sentence of Section 7(a). Losses covered by liability insurance shall be adjusted by and paid to the Person suffering such loss. All such policies shall provide that the loss, if any, under such insurance shall be adjusted and paid as provided in this Lease.

     (c) EVIDENCE OF INSURANCE. The Lessee shall, on or before the Closing Date, furnish the Owner-Trustee and the Indenture Trustee with certificates or other satisfactory evidence of maintenance of the insurance required hereunder and shall with respect to any renewal policy or policies, furnish certificates evidencing such renewal not less than ten days prior to the expiration date of the original policy or policies. Each such certificate or other evidence of insurance shall identify the insurance carrier, the type of insurance, the coverage limits, annual aggregate limits, if any, and the policy term. Within the period provided in Section 18(a)(ii) the Lessee shall provide, or cause to be provided, to the Owner-Trustee, the Indenture Trustee and each Participant a report by Aon Risk Services, Inc. of Oregon or another firm of independent insurance brokers (which may be the Lessee's regular insurance agency) chosen by the Lessee and satisfactory to the Owner-Trustee and the Indenture Trustee setting forth the insurance obtained by the Lessee pursuant to this Section 7 and then in effect (or to be in effect, in the case of renewals) and stating whether, in the opinion of such firm, such insurance complies with the requirements of this Section 7. The Lessee will cause such firm to advise each Insured Party in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the Lessee of which such firm has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Leased Property. The Lessee will also cause such firm to advise each Insured Party in writing promptly upon such firm acquiring knowledge that an interruption or reduction of any insurance carried and maintained on the Leased Property pursuant to this Section 7 will occur.

     (d) APPLICATION OF INSURANCE PROCEEDS. All insurance proceeds from policies required to be maintained hereunder received by or payable to the Owner-Trustee on account of any damage to or destruction of the Leased Property or any part thereof (less the actual costs, fees and expenses incurred in the collection thereof) shall be applied or dealt with as follows:

            (i) All such proceeds actually received on account of any such damage or destruction other than a Casualty Occurrence shall be paid over to the Lessee or as it may direct from time to time as restoration, replacement and rebuilding of the Leased Property ("RESTORATION") progress to pay (or reimburse the Lessee for) the cost of Restoration, if the amount of such proceeds received by the Owner-Trustee, together with such additional amounts, if any, theretofore expended by the Lessee out of its own funds for Restoration are sufficient to pay the estimated cost of completing Restoration, but only upon a written application of the Lessee accompanied by an Officer's Certificate of the Lessee stating that no Default or Event of Default has occurred and is continuing under the Lease and showing, in reasonable detail, (A) the nature of Restoration, (B) that such Restoration is intended to restore the Facility to Design Capacity (normal wear and tear excepted), (C) the actual cash expenditures made to date for Restoration, and (D) the estimated cost (which, if requested by the Owner-Trustee, shall be verified by an accompanying certificate of an engineer or architect not an employee of the Lessee) to complete Restoration. Upon the written request of the Lessee, accompanied by evidence satisfactory to the Owner-Trustee that Restoration has been completed and the costs thereof paid in full, that the Facility is capable of operating at Design Capacity (normal wear and tear excepted) and that there are no mechanics' or similar liens for labor or materials supplied in connection therewith, the balance, if any, of such proceeds shall be paid over or assigned to the Lessee or as it may direct.

           (ii) All such proceeds received or payable on account of a Casualty Occurrence shall be paid over or assigned to the Lessee or as it may direct upon termination of this Lease and receipt by the Owner-Trustee of the Casualty Value of the Facility and all other payments due hereunder.

          (iii) Pending application pursuant to subparagraph (i) or (ii) above, all such proceeds held from time to time by the Owner-Trustee shall be invested and reinvested by the Owner-Trustee in accordance with the provisions of Section 20(i).

     (e) INSURANCE FOR OWN ACCOUNT. Nothing in this Section 7 shall limit or prohibit the Owner-Trustee, any Participant or the Lessee from obtaining, at its own expense, additional insurance for its own account and any proceeds payable thereunder shall be payable in accordance with the insurance policy relating thereto, PROVIDED that no such insurance may be obtained which would limit or otherwise adversely affect the coverage of any insurance required to be maintained pursuant to this Section 7, and PROVIDED, FURTHER, that nothing in this clause (e) shall impose any obligation on the Owner-Trustee, any Participant or the Lessee to obtain any such additional insurance.

     (f) APPLICATION OF PAYMENTS DURING EXISTENCE OF AN EVENT OF DEFAULT. Any amount referred to in this Section 7 which is payable to or retainable by the Lessee shall not be paid to or retained by the Lessee if at the time of such payment or retention a Default or Event of Default shall have occurred and be continuing, but shall be held by or paid over to the Owner-Trustee (or, so long as the Secured Indebtedness shall not have been fully paid and satisfied, the Indenture Trustee) as security for the obligations of the Lessee under this Lease and, if a Default or Event of Default shall have occurred and be continuing, applied against the Lessee's obligations hereunder as and when due. At such time as there shall not be continuing any such Default or Event of Default, such amount shall be paid to the Lessee in accordance with the foregoing provisions of this Section 7 to the extent not previously applied in accordance with the preceding sentence.

SECTION 8. MAINTENANCE; MAINTENANCE COSTS AND WARRANTIES; REPLACEMENT OF PARTS;
           ALTERATIONS; MODIFICATIONS AND ADDITIONS.

     (a) MAINTENANCE. The Lessee at its sole cost and expense shall maintain, service and repair the Leased Property to keep it (i) in as good operating condition and as capable of operating at Design Capacity as when new in accordance with the Plans, (ii) in such condition so as to have the capacity and functional ability to perform, on a daily basis in commercial operation, the functions for which it was designed, in accordance with the Plans, and (iii) in such condition as the Lessee would, in the prudent management of its own properties, maintain, service and repair similar property owned by the Lessee and in any event, to the extent required to maintain the Leased Property in good repair in a manner consistent with prudent industry practice and in compliance in all material respects with all Applicable Laws, rules and regulations, noncompliance with which might result in the imposition of a penalty on any Indemnified Party or materially adversely affect the Leased Property or the operation thereof. The Lessee shall comply with such repair and maintenance standards and schedules as are required to enforce warranty claims against the manufacturers and suppliers of the Leased Property or which are otherwise established by such manufacturers and suppliers as recommended operating procedures and any standards imposed by any insurance policies in effect with respect to the Leased Property. The Lessee shall maintain at its principal place of business a maintenance log with respect to the Leased Property, which shall include the dates and details of all material maintenance and repairs performed on the Leased Property. In the event of any damage to or destruction of the Leased Property, or any part thereof, by fire or other casualty, unless this Lease shall be terminated pursuant to
Section 13, the Lessee shall, at its own expense, with reasonable promptness, repair, restore or rebuild the same so that upon the completion of such repair, restoration or rebuilding the Leased Property shall be in the condition required by the provisions of this Section 8(a) and so that the value and utility of the Leased Property shall be at least equal to the value and utility of the Leased Property immediately prior to the occurrence of such casualty assuming that the Leased Property was then in the condition required to be maintained by the terms of this Lease.

     (b) MAINTENANCE COSTS AND WARRANTIES. The Lessee agrees to pay all costs, expenses, fees and charges incurred in connection with (i) the use and operation of the Leased Property by the Lessee during the Term hereof, including but not limited to repairs, maintenance, storage and servicing as provided in this Section 8 and (ii) the preserving and protecting of the Leased Property, and the repairing, maintaining and servicing of the Leased Property as provided in this Section 8, during the period after a termination of the Lessee's right of possession of the Facility and the Site pursuant to Section 15 and prior to the interest of the Owner-Trustee in the Leased Property being leased or sold to a third person (not the Owner-Trustee, the Indenture Trustee, or any Participant, or any Affiliate of any thereof, in connection with the exercise of their rights in the Leased Property under the Operative Agreements) by the Owner-Trustee (or the Indenture Trustee or any Participant, or any Affiliate thereof, in connection with the exercise of their rights under the Operative Agreements). So long as no Event of Default has occurred and is continuing, the Owner-Trustee hereby constitutes the Lessee the agent and attorney-in-fact of the Owner-Trustee for the purpose of exercising and enforcing, and with full right, power and authority to exercise and to enforce, all of the right, title and interest of the Owner-Trustee in, under and to the warranties and obligations of any supplier of goods or services in respect of the Leased Property and agrees to execute and deliver such further instruments as may be necessary to enable the Lessee to obtain goods or services furnished for the Leased Property by said suppliers. The Owner-Trustee shall have no other obligation or duty with respect to any of such matters. Any proceeds obtained by the Lessee from the enforcement of the warranties and obligations of any supplier of goods or services in respect of the Facility shall be held by the Lessee and applied from time to time to the repair and maintenance of the Facility, and any balance thereof remaining at the expiration of the Term shall be paid over to the Owner-Trustee or as it may direct.

     (c) REPLACEMENT OF PARTS AND COMPONENTS. The Lessee at its sole cost and expense, will, with reasonable promptness, replace all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature:

           (i) which may from time to time constitute a part of the Facility (herein for the purpose of this Section 8 collectively called "PARTS"), and

           (ii) which may from time to time be incorporated or installed in or attached to the Site Lease Property (herein for the purpose of this Section 8 collectively called "COMPONENTS")

and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. All replacement Parts and Components shall be free and clear of all Liens and rights of others except Permitted Encumbrances and shall be in as good operating condition as, and shall have a current and residual value, useful life and utility at least equal to, the Parts or Components replaced, assuming that such replaced Parts or Components were in the condition required to be maintained by the terms hereof, and shall be in the condition and repair required to be maintained by the terms hereof.

     All Parts owned by the Owner-Trustee at any time removed from the Facility shall remain the property of the Owner-Trustee, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to the Facility and which meet the requirements for replacement Parts specified above. Immediately upon any such replacement Part becoming incorporated or installed in or attached to the Facility as above provided, without further act, (A) title to the removed Part shall thereupon vest in the Lessee or such person as shall be designated by the Lessee, free and clear of all rights of the Owner-Trustee, and shall no longer be deemed a Part hereunder, (B) title to such replacement Part shall thereupon vest in the Owner-Trustee, free and clear of all Liens (other than Permitted Encumbrances) and (C) such replacement Part shall become subject to this Lease and be deemed part of the Facility for all purposes to the same extent as the Parts originally incorporated or installed in or attached to such Facility.

     (d) REQUIRED ALTERATIONS. The Lessee, at its sole cost and expense, shall, with reasonable promptness, make such repairs, alterations, modifications, reconfigurations, improvements and additions (herein for the purpose of this Section 8 collectively called "ALTERATIONS") to the Leased Property as may be required from time to time to meet the requirements of Applicable Law or of any insurance policies in effect with respect to the Leased Property unless prior to the time at which such Alterations became required pursuant to such Applicable Law or insurance policies the Lessee shall have given the Owner-Trustee notice of the termination of this Lease pursuant to
Section 13(d). If the Lessee determines in good faith that the cost of any Alteration required under this Section 8(d) is greater than $1,000,000, the Lessee may, upon less than 90 days' prior written notice to the Owner-Trustee, elect to close the Facility and either purchase the Facility or terminate the Lease pursuant to the next succeeding paragraph.

     Such written notice shall be accompanied by an Officer's Certificate of the Lessee specifying the required Alteration, the Lessee's good faith determination of the cost of such Alteration and that, as a result of such cost, the Lessee has elected to close the Facility. Such written notice shall specify either
(i) that the Lessee has elected to and shall purchase the Facility pursuant to
Section 19(f), PROVIDED that the Early Purchase Date for purposes of
Section 19(f) shall be the next succeeding Rent Payment Date that is at least 90 days after the date of such written notice and the Early Purchase Price for purposes of Section 19(f) shall be the Termination Value on such Early Purchase Date, or (ii) that the Lessee has elected to and shall terminate the Lease pursuant to Section 13(d) as of the next succeeding Rent Payment Date that is at least 180 days after the date of such written notice.

     (e) OPTIONAL ALTERATIONS. (i) The Lessee, at its sole cost and expense, may from time to time make such Alterations to the Facility as the Lessee may deem desirable in the proper conduct of its business and which are not inconsistent with, and would not impair, the continuing operation of the Facility in accordance with its original functional purpose; PROVIDED, that any such Alteration made by the Lessee pursuant to this paragraph shall not diminish the value, utility, condition or remaining economic useful life and estimated residual value of the Facility to the Owner-Trustee below the value, utility, condition, remaining economic useful life and estimated residual value thereof to the Owner-Trustee immediately prior to such Alteration assuming that the Facility was then in the condition required to be maintained by the terms of this Lease. At the Owner-Trustee's request, the Lessee will remove any readily removable Alterations under this paragraph prior to the end of the Term at the Lessee's sole cost and expense.

     (ii) The Lessee, at its own expense shall have the right to erect, alter or abandon structures, improvements, personal property, ramps, ditches, roadways, drainage and sanitary systems, supply lines for materials and utilities on the Site Lease Property, to grant licenses, rights, and easements respecting the same and otherwise to affect the Site Lease Property in any manner which the Lessee shall deem necessary or advisable for the operation of the Facility or the Site Lease Property as originally erected or from time to time altered by the Lessee; PROVIDED that there shall be no interference with or impairment of the operation of the Leased Property and no adverse effect on the current or residual value, useful life or utility of the Leased Property resulting therefrom, and that all such licenses, rights and easements granted pursuant to this sentence shall be subject and subordinate to this Lease and the Site Lease. Provided that the foregoing conditions have been met and subject to all other provisions of this Lease, including, without limitation, maintenance requirements, the Owner-Trustee agrees to accept such structures, improvements, personal property, ramps, ditches, roadways, drainage and sanitary systems, supply lines for materials and utilities thereon, in an "as-is" condition at the time the Lessee's rights under this Lease of possession and use of the Facility and the Site shall cease.

     (f) TITLE TO PARTS. (i) Title to all Parts and Alterations incorporated or installed in or attached to the Facility shall without further act vest in the Owner-Trustee free and clear of all Liens (other than Permitted Encumbrances) and shall be deemed to constitute a part of the Facility and be subject to this Lease in the following cases:

           (A) such Part or Alteration is in replacement of or in substitution for, and not in addition to, any Part constituting a part of the Facility at the time of the acceptance thereof hereunder or any such original part;

           (B) such Part or Alteration is required to be incorporated or installed in or attached to the Facility pursuant to the terms of paragraphs (a), (c) or (d) of this Section; or

           (C) such Part or Alteration cannot be readily removed from the Facility without (1) impairing the continuing operation of the Facility in accordance with its original functional purpose, (2) materially damaging the Facility, or (3) materially diminishing the value of the Facility or diminishing the utility, condition, remaining economic useful life or estimated residual value, below the value, utility, condition, remaining economic useful life and estimated residual value thereof immediately prior to such removal, assuming that the Facility was then in the condition required to be maintained by the terms of this Lease and (except in the case of a Part or Alteration referred to in clause (A) or (B) above) such Part had not been added, or such Alteration made, to the Facility.

     (ii) Title to any other Parts and Alterations shall remain with the Lessee and such Parts and Alterations shall not be deemed to constitute part of the Facility in determining either the fair market sales value or the fair market rental value of the Facility; PROVIDED, HOWEVER, that any such part which is not removed by the Lessee prior to the termination of this Lease shall become the property of the Owner-Trustee.

     (g) OPTION TO PURCHASE ADDITIONAL PARTS AND OPTIONAL ALTERATIONS. The Owner-Trustee shall have the option upon the expiry or earlier termination of the Term hereunder to purchase any right, title or interest of the Lessee (to the extent that such right, title or interest is transferable) in and to any Part that remains the property of the Lessee pursuant to Section 8(f)(ii) for the fair market sales value thereof as of such date. The Owner-Trustee shall give the Lessee written notice at least 60 days prior to the expiry or earlier termination of the Term as to its election to exercise the purchase option provided for in the preceding sentence; PROVIDED HOWEVER, that if the Lease is terminated due to the occurrence of an Event of Default hereunder, only 15 days prior written notice prior to the return of the Leased Property shall be required.

     (h) REPORTS OF ALTERATIONS. On or before the date each property report is delivered by the Lessee to the Owner-Trustee pursuant to Section 18(d) and on the date on which the Term of this Lease expires, by limitation or otherwise, the Lessee shall furnish the Owner-Trustee with a report describing in reasonable detail all Alterations to the Facility of the character referred to in this Section 8 involving, in any case, a cost to the Lessee in excess of $200,000 for any one Alteration, or $500,000 in the aggregate for all Alterations, which have been made during the period from the Closing Date in the case of the first such report, or during the period from the last previous report, in the case of all subsequent reports.

     (i) OTHER PARTIES NOT OBLIGATED TO MAINTAIN OR REPAIR. The Owner-Trustee, the Indenture Trustee and each Participant shall not under any circumstances be required to make any repairs, replacements, Alterations or renewals of any nature or description to the Leased Property, make any expenditure whatsoever in connection with this Lease or maintain the Leased Property in any way. The Lessee waives any right to (i) require the Owner-Trustee, the Indenture Trustee or any Participant to maintain or repair all or any part of the Facility or (ii) make repairs at the expense of the Owner-Trustee, the Indenture Trustee or any Participant pursuant to any Applicable Law, contract, agreement, or covenant, condition or restriction in effect at any time during the Term.

SECTION 9. LOCATION AND USE; NO ASSIGNMENT BY LESSEE.

     (a) LOCATION AND USE. (i) The Lessee agrees that the Facility will be used solely in the conduct of its business and solely by qualified personnel and will at all times be and remain in the exclusive possession and control of the Lessee at the Site, PROVIDED that the Lessee may deliver possession of any part or portion of the Facility to any manufacturer, contractor or supplier designated by the Lessee for purposes of realizing the benefits of any warranty or in order to comply with the obligations and rights of the Lessee under
Section 8, but the rights of any such party in possession of such part or portion of the Facility shall be subject and subordinate to the terms of this Lease, including without limitation, the right of the Owner-Trustee to take possession of the Facility pursuant to Section 15. In the event that pursuant to the foregoing sentence hereof any part or portion of the Facility having a value in excess of 1% of the then Casualty Value is removed from Clallam County, Washington, the Lessee shall give the Owner-Trustee not less than 30 days' prior written notice of such removal and shall deliver to the Owner-Trustee promptly after such removal, and in any event within 10 days thereafter, the opinion of the Lessee's counsel that such removal shall not impair or adversely affect the ownership of such part or portion of the Facility by the Owner-Trustee, that all necessary recordings and filings under Applicable Law have been duly made in the public offices wherein such recordings or filings are necessary to protect the validity and effectiveness of this Lease and the Indenture (including the maintenance of the perfection of security interest thereof in the removed part or portion) and that all fees, taxes and charges payable in connection therewith have been paid in full by the Lessee. The Lessee shall not change the use of the Leased Property as a sawmill without the Owner-Trustee's prior, written consent. The Lessee will not do or permit any act or thing that may impair the value of the Leased Property or any part thereof or that materially increases the dangers, or poses an unreasonable risk of harm, to third parties (on or off the Leased Property) arising from activities thereon, or that constitutes a public or private nuisance or waste to the Leased Property or any part thereof. The Lessee agrees that it will not use the Leased Property if it has failed to procure or maintain insurance to the extent required by Section 7 herein.

     (ii) The Lessee agrees that the Leased Property will at all times be maintained, used and operated under and in compliance in all material respects with all Applicable Laws (other than CERCLA) and in all respects with CERCLA; PROVIDED, HOWEVER, that the Lessee may contest the application of any such rule, regulation or order in good faith and by appropriate proceedings, but only so long as such proceedings do not involve any danger of criminal liability or a material danger of civil liability of the Owner-Trustee, the Indenture Trustee or any Participant, or a material danger of the sale, forfeiture or loss of the Leased Property, any portion thereof or any interest of the Owner-Trustee, the Indenture Trustee or any Participant therein. The Lessee and the Leased Property shall comply in all material respects with all applicable Environmental Laws and the Lessee shall obtain and maintain in good standing all Governmental Approvals required for the operations of the Facility by any applicable Environmental Law. The Lessee shall not (A) own or operate on the Site any (1) underground storage tank, (2) material amounts of asbestos containing building material, or (3) landfill or dump, (B) use, generate, treat, store or dispose of Hazardous Materials at or on the Site in quantities materially greater than that which is customary for operations similar to those of the Lessee at the Site, or (C) conduct any activity on the Site or use the Leased Property in any manner (1) which would cause the Leased Property to become a hazardous waste treatment, storage or disposal facility within the meaning of, or otherwise bring the Leased Property within the ambit of, RCRA or any similar state law or local ordinance, (2) so as to cause a Release or threat of Release of any Hazardous Material from or at the Site, to cause the Site to become a site on or nominated for the National Priority List promulgated pursuant to CERCLA or any state priority list promulgated pursuant to any similar state law, or otherwise to bring the Leased Property within the ambit of, CERCLA, or any similar state law or local ordinance or any other Environmental Law or (3) so as to cause a discharge of pollutants or effluents into any water source or system, or the discharge into the air of any emissions, which would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 ET SEQ., or the Clean Air Act, 42 U.S.C. Sections 741, ET SEQ., or any similar state law or local ordinance, unless such a permit shall be in full force and effect and such discharge shall be in full compliance therewith. At its sole expense (but without thereby waiving any claims it may have against third parties), the Lessee will conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other response action necessary to remove, clean up or abate any material quantity of Hazardous Material which is Released or disposed of at or on the Site in accordance with any applicable Environmental Law and any order or directive from a Governmental Authority having jurisdiction, except to the extent the Lessee is diligently contesting any applicable Environmental Law or any order or directive from a Governmental Authority, so long as such contest is in good faith and by appropriate proceedings, but only so long as reserves deemed by the Lessee to be adequate are maintained and such proceedings do not involve any danger of criminal liability or a material danger of civil liability of the Owner-Trustee, the Indenture Trustee or any Participant, or a material danger of the sale, forfeiture or loss of the Leased Property, any portion thereof or any interest of the Owner-Trustee, the Indenture Trustee or any Participant therein.

     (b) NO ASSIGNMENT BY LESSEE; PERMITTED SUBLEASES. The Lessee agrees that, without the prior written consent of the Owner-Trustee and the Indenture Trustee, the Lessee will not assign, transfer (except a transfer in accordance with Section 6.4 or Section 6.5) or sublease its right in respect of the Leased Property under this Lease, or permit its rights or interest hereunder to be subject to any Lien other than Permitted Encumbrances. Any sublease consented to by the Owner-Trustee and the Indenture Trustee pursuant to the foregoing sentence shall be subject to the conditions that (i) the sublessee shall agree in writing to comply with all of the terms and provisions of this Lease during the period of said sublease, (ii) the rights of any person who receives possession of the Leased Property shall be subject and subordinate to all the terms of this Lease, (iii) such sublease shall be expressly subject and subordinate to the terms of this Lease, including, without limitation, all of the Owner-Trustee's rights pursuant to Section 15,

(iv) no such sublease shall extend beyond the remaining Term of this Lease, and
(v) such sublease shall expressly prohibit by its terms any sublease by the sublessee thereunder. No assignment or sublease of any of the rights of the Lessee hereunder shall relieve the Lessee of any of its obligations, liabilities or duties hereunder which shall be and remain those of a principal and not a guarantor.

SECTION 10.      LIENS.

     The Lessee agrees that it will keep the Leased Property free and clear of any and all Liens other than Permitted Encumbrances. Lessee shall promptly, at its own expense, take such action as may be necessary to duly discharge any such Lien if the same shall arise at any time.

SECTION 11.      OWNERSHIP  AND MARKING.

     (a) OWNERSHIP. The Lessee acknowledges and agrees that it does not and will not have or obtain any title to the Facility, nor any property right or interest, legal or equitable, therein except its right and interest as lessee hereunder and subject to all the terms hereof. The Lessee understands and acknowledges that the Facility is owned by the Owner-Trustee, and mortgaged to the Indenture Trustee pursuant to the Indenture.

     (b) FACILITY PERSONAL PROPERTY. It is the intent of the parties hereto that the Facility shall be and remain personal property notwithstanding the manner in which the Facility may be attached or affixed to realty. Further, the Lessee and the Owner-Trustee agree that the Facility shall for purposes of the laws of the State of Washington be personal property and not real property. The Lessee covenants and warrants that it will take no action which would cause the Facility to become real property or fixtures under Applicable Law. In the event that, notwithstanding the foregoing, a court of competent jurisdiction shall make a final determination that some part or portion of the Facility constitutes real property under Applicable Law, then this Lease shall be deemed to be and shall be construed as a divisible and severable contract between the Owner-Trustee and the Lessee for the leasing of, respectively, (i) the part or portion of the Facility so determined to constitute real property under Applicable Law and (ii) the remainder of the Facility, all to the same extent and with the same force and effect as though a separate lease had been entered into by the Owner-Trustee and the Lessee in respect of the part or portion of the Facility so determined to constitute real property and the remainder of the Facility, and the amount of each installment of Rent payable in respect of the part or portion of the Facility so determined to constitute real property shall bear the same relationship to the aggregate amount of such installment of Rent as the cost to the Owner-Trustee of such part or portion of the Facility so determined to constitute real property shall bear to the Adjusted Facility Cost.

     There shall be no merger of this Facility Lease nor of the leasehold estate created hereby with any other estate in the Facility or the Site, or any part thereof, by reason of the fact that the same Person may acquire or own such estates, directly or indirectly.

     (c) MARKING. The Lessee shall promptly cause each major component of the Facility (such components being identified in Exhibit A hereto) to be plainly, permanently and conspicuously marked by stenciling or by a metal tag or plate affixed thereto, setting forth the following legend:

     THIS FACILITY IS OWNED BY WILMINGTON TRUST COMPANY AS OWNER-TRUSTEE UNDER CROWN PACIFIC TRUST NO. 98-1, IS LEASED BY SAID OWNER-TRUSTEE TO CROWN PACIFIC LIMITED PARTNERSHIP, AND IS SUBJECT TO A SECURITY INTEREST GRANTED TO FIRST SECURITY BANK, NATIONAL ASSOCIATION, AS INDENTURE TRUSTEE.

The Lessee covenants and agrees to replace any stenciling, tag or plate and sign or marker which may be removed or destroyed or become illegible and to indemnify each Indemnified Party against any liability, loss or expense incurred by any of them as a result of the failure to maintain such markings.

SECTION 12.      DISCLAIMER OF WARRANTIES; NET LEASE.

     (a) DISCLAIMER OF WARRANTIES. Without waiving any claim the Lessee or the Owner-Trustee may have against any seller, supplier or manufacturer, the Lessee acknowledges and agrees that (i) the Leased Property is of a design, capacity and manufacture selected by the Lessee, (ii) the Lessee is satisfied that the Leased Property is suitable for its purposes, (iii) the Owner-Trustee is not a manufacturer nor a dealer in property of such kind, (iv) the Leased Property is leased hereunder subject to the rights of any parties in possession of the Site and the state of the title to the Site and the rights of ownership in the Site at the time the Leased Property becomes subject to this Lease and to all applicable zoning regulations, restrictions, laws and ordinances, building restrictions, and other laws and governmental regulations now in effect or hereafter adopted and in the state and condition of every part thereof when the same first becomes subject to this Lease, without representation or warranty of any kind by the Owner-Trustee, and (v) THE OWNER-TRUSTEE LEASES THE LEASED PROPERTY AS-IS WITHOUT WARRANTY OR REPRESENTATION EITHER EXPRESS OR IMPLIED AS TO (A) THE FITNESS FOR ANY PARTICULAR PURPOSE OR MERCHANTABILITY OR DESIGN OR QUALITY OF THE LEASED PROPERTY, (B) THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, (C) THE OWNER-TRUSTEE'S TITLE THERETO OR INTEREST THEREIN, (D) THE LESSEE'S RIGHT TO THE QUIET ENJOYMENT THEREOF, OR (E) ANY OTHER MATTER WHATSOEVER. It is agreed that, as between the Indemnified Parties and the Lessee, all risks incident to the matters discussed in the preceding sentence are to be borne by the Lessee. The provisions of this
Section 12 have been negotiated by the Owner-Trustee and the Lessee and are intended to be a complete exclusion and negation of any representations or warranties of the Indemnified Parties, express or implied, with respect to the Leased Property that may arise pursuant to any law now or hereafter in effect, or otherwise.

     (b) NET LEASE; NON-TERMINABILITY. (i) This Lease is a net lease, and it is intended that the Lessee shall pay all costs and expenses of every character, whether seen or unforeseen, ordinary or extraordinary or structural or non-structural, in connection with the use, operation, maintenance, repair and reconstruction of the Leased Property by the Lessee, including the costs and expenses particularly set forth in this Lease. The Rent which the Lessee is obligated to pay shall be paid without notice or demand and without set-off (other than with respect to Periodic Site Rent as expressly provided in Section 4(b)), counterclaim, abatement, suspension, deduction or defense.

     (ii) Except as otherwise expressly provided, this Lease shall not terminate, nor shall the Lessee have any right to terminate this Lease or be entitled to abatement, suspension, deferment or reduction of any Rent which the Lessee is obligated to pay hereunder, nor shall the obligations hereunder of the Lessee be affected, by reason of (A) any defect in the condition, merchantability, design, construction, operation, durability, quality or fitness for use of the Leased Property or any portion thereof or the failure of the Leased Property to comply with all Applicable Laws, including any inability to use the Leased Property by reason of such non-compliance; (B) any defect in title or rights to the Leased Property, or the existence of any Liens with respect to the Leased Property or any part thereof; (C) any damage to, removal, abandonment, salvage, loss, theft, contamination of, scrapping or destruction of the Leased Property or any portion thereof; (D) the taking of the Leased Property or any portion thereof by condemnation, confiscation, requisition, eminent domain or otherwise; (E) any prohibition, limitation, restriction, prevention, interruption, cessation or curtailment of or interference with any use or possession of the Leased Property or any portion thereof, or any eviction by paramount title or otherwise; (F) the termination or loss of the Owner-Trustee's interest under the Site Lease or any other lease, sublease, right-of-way, easement or other interest in personal or real property upon or to which any portion of the Leased Property is located, attached or appurtenant or in connection with which any portion of the Leased Property is used or which otherwise affects or may affect the Owner-Trustee's ownership of or right to use the Leased Property or any portion thereof; (G) the inadequacy or incorrectness of the description of any portion of the Leased Property or the failure of this Lease to demise to the Lessee the Leased Property or any portion thereof; (H) the Lessee's acquisition or ownership of all or any part of the Leased Property otherwise than pursuant to an express provision of this Lease; (I) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by the Owner-Trustee, the Indenture Trustee or any Participant; (J) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to the Lessee, the Owner-Trustee, the Indenture Trustee, any Participant or any other Person, or any action taken with respect to this Lease by any trustee or receiver of the Lessee, the Owner-Trustee, the Indenture Trustee, any Participant or any other Person, or by any court in any such proceeding; (K) any set-off, counterclaim, recoupment, defense or other right or claim that the Lessee has or might have against any Person, including without limitation the Owner-Trustee, the Indenture Trustee, any Participant or any vendor, manufacturer, contractor of or for the Leased Property for any reason whatsoever; (L) any failure on the part of the Owner-Trustee or any other Person to perform or comply with any of the terms of this Lease, of any other Operative Agreement or of any other agreement or any breach of any representation or warranty of, or any act or omission of the Lessee, the Owner-Trustee, the Indenture Trustee or any Participant under this Lease or any of the other Operative Agreements, or any claims, rights or remedies occurring or arising as a result of any other business dealings between or among the Lessee and any of the Owner-Trustee, the Indenture Trustee and any Participant; (M) any invalidity or unenforceability or illegality or disaffirmance of this Lease against or by the Lessee or any provision hereof or any of the other Operative Agreements or any provision of any thereof or any lack of right, power or authority of the Lessee the Owner-Trustee, the Indenture Trustee or any Participant to enter into any Operative Agreement or any of the transactions contemplated thereby; (N) the impossibility or illegality of performance by the Lessee, the Owner-Trustee, the Indenture Trustee, any Participant or any of them; (O) any action by any court, administrative agency or other Governmental Authority; or (P) any other cause or circumstances whether similar or dissimilar to the foregoing and whether or not the Lessee shall have notice or knowledge of any of the foregoing, it being the intention of the parties hereto that the obligations of the Lessee shall be absolute and unconditional and shall be separate and independent covenants and agreements and shall continue unaffected unless and until the covenants have been terminated pursuant to an express provision of this Lease.

     Each Rent payment made pursuant to this Lease by Lessee shall be final and Lessee will not seek to recover all or any part of such payment from the Owner-Trustee, the Indenture Trustee or any Participant for any reason whatsoever. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except as specifically provided herein or as otherwise agreed, Lessee nonetheless agrees to pay to the Owner-Trustee or to whomsoever shall be entitled thereto, an amount equal to each Rent payment at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or in part. The obligation of Lessee in the immediately preceding sentence shall survive the expiration or termination of this Lease other than in accordance with its terms. Nothing contained in this Section 12(b) shall be construed to otherwise limit the right of Lessee to make any claim it might have against the Owner-Trustee or any other Person or to pursue such claim in such manner as Lessee shall deem appropriate.

     The Lessee covenants that it will remain obligated under this Lease in accordance with its terms and will take no action to terminate, rescind or avoid this Lease, notwithstanding the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting the Owner-Trustee or the Owner Participant or any assignee of the Owner-Trustee or the Owner Participant or any other action with respect to this Lease which may be taken in any such proceeding by any trustee or receiver of the Owner-Trustee or of any assignee of the Owner-Trustee or by any court or any of the foregoing actions which may be taken by or against any of the Owner-Trustee's predecessors in interest in the Facility.

     Except as expressly provided herein, the Lessee waives all rights now or hereafter conferred by law (y) to quit, terminate, rescind or surrender this Lease or the Leased Property or any part thereof, or (z) to any abatement, suspension, deferment, return or reduction of the Rent.

SECTION 13.      CASUALTY OCCURRENCES; CONDEMNATION; EARLY TERMINATION; ETC.

     (a) CASUALTY OCCURRENCE. In the event of a Casualty Occurrence, the Lessee shall promptly and fully inform the Owner-Trustee and the Indenture Trustee in writing in regard thereto and shall, on the Casualty Termination Date, pay the Owner-Trustee an amount equal to the sum of (i) the Casualty Value of the Facility determined as of the Casualty Termination Date, (ii) if the Casualty Termination Date is a Rent Payment Date, the Periodic Rent (other than Periodic Rent payable "in advance" on such date) and the Periodic Site Rent due on the Casualty Termination Date, and (iii) all other Supplemental Rent then due. Notwithstanding such

Casualty Occurrence, the Lessee's obligation to pay Rent hereunder due and payable as to the Facility on or prior to the payment date of such Casualty Value shall continue. Upon receipt by the Owner-Trustee of such payments and all other sums then due and payable by the Lessee under this Lease and the other Operative Agreements, this Lease shall terminate, and the Owner-Trustee will transfer to the Lessee all the Owner-Trustee's right, title and interest, if any, in and to the Leased Property on an "as-is", "where-is" basis, without recourse or warranty, express or implied, except for a warranty against Lessor's Liens attributable to the Owner-Trustee or Wilmington Trust Company.

     (b) CERTAIN GOVERNMENT REQUISITIONS. In the event that during the Term the use of the Leased Property is requisitioned or taken by any Governmental Authority under the power of eminent domain or otherwise under circumstances which do not constitute a Casualty Occurrence in respect thereof, the Lessee's duty to pay Periodic Rent, Periodic Site Rent and Supplemental Rent shall continue for the duration of such requisition or taking. Unless a Default or Event of Default shall have occurred and be continuing, the Lessee shall be entitled to receive and retain for its own account all sums payable for any such period by such Governmental Authority as compensation for requisition or taking of possession. If a Default or Event of Default shall have occurred and be continuing, the Lessee shall be deemed to the extent of any such compensation so received to be the agent of the Owner-Trustee in collecting and receiving the same and shall segregate and hold in trust and promptly remit any such compensation so received to the Owner-Trustee for crediting against any sums then due and owing hereunder to the Owner-Trustee, its successors and assigns.

     (c) APPLICATION OF PAYMENTS WITH RESPECT TO A CASUALTY OCCURRENCE. The Owner-Trustee shall receive the entire amount payable by any Governmental Authority or instrumentality or agency thereof or other Person with respect to a Casualty Occurrence (other than proceeds of insurance maintained by the Lessee, the application of which shall be governed by Section 7 hereof). Such amount, after deducting all expenses, including attorneys' fees, incurred by the Owner-Trustee in or as a result of such condemnation proceedings shall be applied promptly as follows: so much of such payments as shall not exceed the Casualty Value required to be paid by the Lessee pursuant to Section 13 shall be applied in reduction of the Lessee's obligation to pay such Casualty Value, if not already paid by the Lessee, or, if already paid by the Lessee and no Default or Event of Default exists, shall be applied to reimburse the Lessee for its payment of such Casualty Value. The balance, if any, of such payments shall be retained by the Owner-Trustee.

     (d) EARLY TERMINATION. So long as no Default or Event of Default shall have occurred and be continuing, the Lessee may, upon not less than 180 days' prior written notice to the Owner-Trustee (which notice shall not be revocable without the consent of the Owner Participant), terminate this Lease as of January 2, 2006 (or, if earlier, the date referred to in clause (ii) of the second paragraph of Section 8(d)) or as of any succeeding Rent Payment Date if the Facility, in the good faith judgment of the Lessee as determined by the Board of Control, shall have become uneconomic, obsolete or surplus to the needs of the Lessee so as to be no longer useful in the conduct of Lessee's business. Such written notice shall designate the date on which termination is to become effective (the "TERMINATION DATE") and shall be accompanied by a certified copy of the resolutions of the Board of Control making such determination and by an

Officer's Certificate of the Lessee setting forth the determination that the Facility has become uneconomic, obsolete or surplus to the needs of Lessee and a statement in reasonable detail of the basis for such determination. For the purposes of this Section 13(d), interest rates payable by the Lessee on its indebtedness for borrowed money or finance charges payable by the Lessee in connection with the acquisition of its equipment under conditional sale contracts, leases or other arrangements for deferred payment shall be disregarded in the determination of any right of termination provided herein. Following the giving of such notice, the Lessee, as agent for the Owner-Trustee, shall dispose of the Facility and transfer all of the Owner-Trustee's right, title and interest in and to the Site Lease on the Termination Date for the best price obtainable unless the Owner Participant shall notify the Lessee that it elects to retain ownership of the Facility in accordance with and to the extent permitted by the last paragraph of this Section 13(d), PROVIDED that no such disposition shall be to the Lessee or any Affiliate of the Lessee. The Lessee shall certify to the Owner-Trustee in writing the amount of each bid so received and the name and address of the party submitting such bid promptly upon receipt thereof. The Owner-Trustee may obtain bids, but shall be under no duty to solicit bids, inquire into the efforts of the Lessee to obtain bids or otherwise take any action in connection with arranging such dispositions. Prior to such disposition and after such termination, the Facility shall not be used by the Lessee or any Affiliate of the Lessee.

     Any disposition pursuant to this Section 13(d) shall be on an "as-is", "where-is" basis, without recourse, representation or warranty, express or implied, except for a warranty against Lessor's Liens attributable to the Owner-Trustee or Wilmington Trust Company. In disposing of the Facility, the Lessee shall take such action as the Owner-Trustee shall reasonably request to terminate any contingent liability which the Owner-Trustee or the Owner Participant might have arising out of such disposition. The Lessee shall remain liable under all provisions of this Lease (other than its obligation to pay Periodic Rent and Periodic Site Rent for the period after the Rent Payment Date as of which Termination Value is determined) as if this Lease were in full force and effect, until such time as the Facility shall have been disposed of in accordance with the provisions of this Section 13(d). If, on the Termination Date, (x) the Owner Participant shall not have elected to retain the Facility,
(y) the Facility shall have not been sold pursuant to and in accordance with the provisions of this Section 13(d) or (z) the Lessee does not make all payments required pursuant to and in accordance with the provisions of this
Section 13(d), Lessee's notice of termination shall be deemed to be withdrawn as of such date and this Lease shall continue in full force and effect with respect to the Facility and the Lessee shall pay the reasonable costs, expenses and liabilities incurred by the Owner-Trustee, the Indenture Trustee and the Participants as a result of Lessee's having given such notice of termination.

     Any proceeds from the disposition of the Facility pursuant to this
Section 13(d) shall be paid to and retained by the Owner-Trustee (or, so long as the Secured Indebtedness shall not have been fully paid and satisfied, the Indenture Trustee). In the case of a disposition of the Facility pursuant to this Section 13(d), on the Termination Date, the Lessee shall pay to the Owner-Trustee (or, so long as the Secured Indebtedness shall not have been fully paid and satisfied, the Indenture Trustee) (i) all payments of Periodic Rent (other than Periodic Rent payable "in advance" on the Termination Date) and Periodic Site Rent through and including the Termination Date, (ii) the excess, if any, of (A) the Termination Value of the Facility as of the Termination Date, over (B) the net cash proceeds from the disposition of the Facility pursuant to this Section 13(d) (after the deduction of all costs and expenses of the Lessee, the Owner-Trustee, the Indenture Trustee and the Participants that have not been previously paid by the Lessee in connection with such disposition) received by the Owner-Trustee (or, so long as the Secured Indebtedness shall not have been fully paid and satisfied, the Indenture Trustee) and the Persons entitled thereto, (iii) an amount equal to the Make-Whole Amount, if any, in respect of the principal amount of the Series A Notes to be prepaid in accordance with
Section 2.10(b) of the Indenture and (iv) all other sums then due and payable by the Lessee under this Lease and the other Operative Agreements. Any amount of such net proceeds in excess of such payments by the Lessee shall be retained by the Owner-Trustee or the Indenture Trustee, as the case may be.

     Owner-Trustee may, at any time prior to 45 days prior to the Termination Date, give written notice to Lessee and the Indenture Trustee that Owner-Trustee elects irrevocably to terminate this Lease with respect to the Facility on the Termination Date. On the Termination Date the Owner Participant shall pay to the Indenture Trustee sufficient funds to enable Owner-Trustee to pay in full the aggregate unpaid principal amount of all Series A Notes then outstanding, together with accrued interest thereon to such Termination Date, plus Make-Whole Amount, if any, thereon and all other sums due and payable on such Termination Date to the holders of the Series A Notes under the Operative Agreements other than the Series B Notes (but without relieving Lessee of its obligations to make all payments of Supplemental Rent owed by Lessee in connection therewith under the last sentence of Section 4(c)). Effective on full payment to the Indenture Trustee of all the foregoing amounts and on Lessee's full payment of the installment of Periodic Rent (other than Periodic Rent payable "in advance" on the Termination Date) and Periodic Site Rent due on such Termination Date plus all other amounts of Rent due on or prior to such Termination Date including, without limitation, Supplemental Rent in the amount of the Make-Whole Amount, if any, due to the Indenture Trustee under the preceding sentence, this Lease shall terminate; PROVIDED that this Lease, notwithstanding anything else to the contrary contained herein, shall continue in full force and effect unless such amounts are paid in full. If, after giving an irrevocable notice, the Owner Participant fails to make the required payment on the Termination Date, the Owner-Trustee shall have no further rights to make the election provided for under this paragraph.

SECTION 14.      ASSIGNMENT BY OWNER-TRUSTEE.

     (a) RIGHT TO ASSIGN. This Lease and all rent and all other sums due or to become due hereunder may be assigned as collateral in whole or in part by the Owner-Trustee without the consent of the Lessee, but the Lessee shall be under no obligation to any assignee of the Owner-Trustee (other than the Indenture Trustee) except upon written notice of such assignment from the Owner-Trustee. Upon notice to the Lessee of any such assignment, the rent and other sums payable by the Lessee which are the subject matter of the assignment shall be paid to or upon the written order of the assignee. Such notice is hereby given of the assignment of this Lease and certain of the Rent and other sums due and to become due to the Indenture Trustee under and pursuant to the Indenture, and the Lessee agrees to make all payments of Rent hereunder in accordance with the provisions of Section 4.

     (b)   OBLIGATION AND RIGHT OF ASSIGNEE.  Any assignee pursuant to this
Section 14 shall not be obligated to perform any duty, covenant or condition required to be performed by the

Owner-Trustee under any of the terms hereof, but on the contrary, the Lessee and the Owner-Trustee by their respective executions hereof each acknowledge and agree that notwithstanding any such assignment each and all of such duties, covenants or conditions required to be performed by the Owner-Trustee shall survive any such assignment and shall be and remain the sole liability of the Owner-Trustee. Without limiting the foregoing, the Lessee acknowledges and agrees that the rights of such assignee in and to the Rent shall not be subject to any abatement whatsoever, and shall not be subject to any defense, setoff, counterclaim or recoupment or reduction of any kind for any reason whatsoever whether by reason of failure of or defect in the Owner-Trustee's title or any interruption from whatsoever cause in the use, operation or possession of the Leased Property or any part thereof or any damage to or loss or destruction of the Leased Property or any part thereof or by reason of any other indebtedness or liability, howsoever and whenever arising, of the Owner-Trustee or of any other Person to the Lessee or to any other Person, or for any cause whatsoever, it being the intent hereof that the Lessee shall be unconditionally and absolutely obligated to pay such assignee all of the Rent, subject only to the provisions of the Indenture relating to Excepted Property.

     (c) AMENDMENTS; EXERCISE OF REMEDIES. Unless and until the Lessee shall have received written notice from the Indenture Trustee that the Lien of the Indenture has been released (i) no amendment or modification of, or waiver by or consent or approval of the Owner-Trustee in respect of, any of the provisions of this Lease shall be effective unless the Indenture Trustee shall have joined in such amendment, modification, waiver or consent or shall have given its prior written consent thereto, and (ii) except as otherwise provided in the Indenture, the Indenture Trustee shall have the sole right to exercise all rights, privileges and remedies and to make elections, demands or the like and to take any other discretionary action (either in its own name or in the name of the Owner-Trustee for the use and benefit of the Indenture Trustee) which by the terms of this Lease or by Applicable Law are permitted or provided to be exercised by the Owner-Trustee.

SECTION 15.      DEFAULTS.

     (a) EVENTS OF DEFAULT. The following events shall constitute Events of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (i) The Lessee shall default in the payment when due of any installment of Periodic Rent or of Periodic Site Rent or of any Casualty Value or Termination Value payable pursuant to Section 13 or Early Purchase Price payable pursuant to Section 19 and such default shall continue for a period of five Business Days; or

            (ii) The Lessee shall default in the payment of any Supplemental Rent (other than Casualty Value, Termination Value or Early Purchase Price) and such default shall continue for a period of five Business Days after written notice thereof shall have been received by the Lessee; or

            (iii) The Lessee shall default in the observance or performance of any covenant required to be observed or performed by the Lessee under
     Section 6.2 through Section 6.6, both inclusive, or Section 10 (which in the case of a default under Section 10 shall have been continuing for a period of five Business Days) shall default in the maintenance of the insurance coverage required by Section 7 or shall make or permit any unauthorized assignment or transfer of this Lease, or of the Lessee's interest in the Leased Property, or any portion thereof; or

            (iv) The Lessee shall default in the observance or performance of any other covenant required to be observed or performed by the Lessee hereunder or under any other Lessee Agreement (except the Other Facility Lease) and such default shall continue for more than 30 days after the earlier of (A) the day on which the Lessee first obtains knowledge of such default, or (B) the day on which written notice thereof shall have been received by the Lessee, or such longer period, not to exceed 90 days, as may be necessary to cure any such default that can be cured within such period, so long as the Lessee is diligently proceeding to cure such default and such default does not involve any material danger of the sale, forfeiture or loss of any part of the Leased Property; or

            (v) Any representation or warranty made by the Lessee herein or in any other Lessee Agreement (except the Other Facility Lease and Tax Indemnity Agreement) or in any statement or certificate furnished by the Lessee to the Owner-Trustee or the Indenture Trustee or any Participant in connection with the transactions contemplated by the Operative Agreements or furnished by the Lessee pursuant hereto proves untrue in any material respect as of the date of issuance or making thereof; or

            (vi) Final judgment or judgments for the payment of money aggregating in excess of $5,000,000 is or are outstanding against the Lessee or any Restricted Subsidiary (each as defined in Section 6.12) or against any Property of either and such judgment or judgments have remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 60 consecutive days from the date of its entry; or

            (vii) Default continuing beyond the period of grace, if any, allowed with respect thereto shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on any Funded Debt or Current Debt (each as defined in Section 6.12) of the Lessee or any Restricted Subsidiary, and, individually or in the aggregate, the principal amount of such Funded Debt and Current Debt shall be in excess of $5,000,000; or

            (viii) Default or the happening of any event shall occur under any indenture, agreement or other instrument under which any Funded Debt or Current Debt of the Lessee or any Restricted Subsidiary may be or has been issued and, individually or in the aggregate, the aggregate principal amount of such Funded Debt and Current Debt which has been issued or may be issued thereunder shall be in excess of $5,000,000, and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of such Funded Debt or Current Debt; or

            (ix) A custodian, liquidator, trustee, receiver or similar official is appointed for the Lessee or any Restricted Subsidiary or for the major part of the Property of either and is not discharged within 60 days after such appointment; or

            (x) The Lessee, any Restricted Subsidiary or the General Partner becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Lessee or any Restricted Subsidiary or the General Partner applies for or consents to the appointment of a custodian, liquidator, trustee, receiver or similar official for the Lessee, such Restricted Subsidiary or the General Partner or for the major part of the Property of any of them; or

            (xi) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Lessee, any Restricted Subsidiary or the General Partner and, if instituted against the Lessee, any Restricted Subsidiary or the General Partner, are consented to or are not dismissed within 60 days after such institution; or

            (xii) The Lessee, or any Person on behalf of the Lessee, shall contest or deny the validity or enforceability of this Lease or the other Lessee Agreements or its obligations hereunder or thereunder; or

            (xiii) An order or decree requiring a split-up or divestiture of the Lessee is outstanding against the Lessee and such order or decree remains unstayed and in effect for more than 30 consecutive days; or

            (xiv) An Event of Default under the Other Facility Lease shall have occurred and be continuing.

     (b) REMEDIES. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, the Owner-Trustee may, at its option, declare this Lease to be in default by a written notice to the Lessee (provided that no such written notice shall be required with respect to any Event of Default under Section 15(a)(ix), (x) or (xi)) and at any time thereafter, so long as the Lessee shall not have remedied all outstanding Events of Default, the Owner-Trustee may do one or more of the following as the Owner-Trustee in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, Applicable Law then in effect:

            (i) the Owner-Trustee may proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Lessee of the applicable covenants and terms of this Lease or to recover damages for the breach thereof;

            (ii) the Owner-Trustee may terminate this Lease, and, whether or not this Lease has been so terminated, enter upon the Site and take immediate possession of the Facility and the Site and remove all or any part of the Facility by summary proceedings or otherwise, all without liability to the Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise;

            (iii) the Owner-Trustee may sell the Facility and its interest in the Site Lease Property or any part thereof at public or private sale, as the Owner-Trustee may determine, free and clear of any rights of the Lessee and without any duty to account to the Lessee with respect to such sale or for the proceeds thereof (except to the extent required by paragraph (vi) below if the Owner-Trustee elects to exercise its rights under said paragraph), in which event the Lessee's obligation to pay Periodic Rent and Periodic Site Rent hereunder for the period commencing on the date of such sale shall terminate (except to the extent that Periodic Rent or Periodic Site Rent, as the case may be, is to be included in computations under paragraph (v) or paragraph (vi) below if the Owner-Trustee elects to exercise its rights under either of said paragraphs);

            (iv) the Owner-Trustee may hold, keep idle or lease to others the Leased Property or any part thereof, as the Owner-Trustee in its sole discretion may determine, free and clear of any rights of the Lessee and without any duty to account to the Lessee with respect to such action or inaction or for any proceeds with respect thereto, except that the Lessee's obligation to pay Periodic Rent and Periodic Site Rent for the period commencing when the Lessee shall have been deprived of possession pursuant to this Section 15 shall be reduced by the net proceeds, if any, received by the Owner-Trustee from leasing the Leased Property or such part to any person other than the Lessee for any period during the Term;

            (v) whether or not the Owner-Trustee shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph
     (i), (ii), (iii) or (iv) above, the Owner-Trustee, by written notice to the Lessee specifying a payment date which shall be not earlier than 10 days after the date of such notice, may demand that the Lessee pay to the Owner-Trustee, and the Lessee shall pay to the Owner-Trustee, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Periodic Rent and Periodic Site Rent due after the Rent Payment Date coinciding with or immediately preceding the payment date specified in such notice), any unpaid Periodic Rent and Periodic Site Rent and any and all unpaid Supplemental Rent due hereunder before or during the exercise of remedies hereunder, including, without limitation, all legal fees and other costs and expenses incurred by the Owner-Trustee, the Indenture Trustee or any Participant by reason of the occurrence of any Event of Default or the exercise of remedies with respect thereto, plus whichever of the following amounts the Owner-Trustee, in its sole discretion, shall specify in such notice (together with interest on such amount at the Late Rate from the payment date specified in such notice to the date of actual payment): (A) an amount equal to the excess, if any, of the Casualty Value (plus interest at the Specified Rate on such Casualty Value from the Rent Payment Date as of which such Casualty Value was calculated to the payment date specified in such notice) computed as of the Rent Payment Date coinciding with or immediately preceding the payment date specified in such notice, over the fair market rental value (computed as hereafter in this Section provided) of the Facility for the remainder of the then current Term after discounting such fair market rental value to present worth as of the payment date specified in such notice at a discount rate equal to the Specified Rate in effect on the date of such notice, compounded semiannually on the Rent Payment Dates; or (B) an amount equal to the excess, if any, of the Casualty Value (plus interest at the Specified Rate on such Casualty Value from the Rent Payment Date as of which such Casualty Value was calculated) computed as of the payment date specified in such notice over the fair market sales value of the Facility (computed as hereafter in this Section provided) as of the payment date specified in such notice;

            (vi) if the Owner-Trustee shall have sold the Facility and its interest in the Site Lease Property pursuant to paragraph (iii) above, the Owner-Trustee, in lieu of exercising its rights under paragraph (v) above, may, if it shall so elect, demand that the Lessee pay to the Owner-Trustee, and the Lessee shall pay to the Owner-Trustee, as liquidated damages for loss of a bargain and not as a penalty, any unpaid Periodic Rent and Periodic Site Rent due for periods up to and including the Rent Payment Date next following the date of such sale and any and all unpaid Supplemental Rent due hereunder before or during the exercise of remedies hereunder, including, without limitation, all legal fees and other costs and expenses incurred by the Owner-Trustee, the Indenture Trustee or any Participant by reason of the occurrence of any Event of Default or the exercise of remedies with respect thereto, plus the amount of any deficiency between the net proceeds of such sale and the Casualty Value of the Facility, computed as of the Rent Payment Date next following the date of such sale, together with interest at the Late Rate on the amount of such deficiency from the Rent Payment Date as of which such Casualty Value is computed until the date of actual payment;

            (vii) In lieu of exercising its rights under paragraph (v) above, the Owner-Trustee may by notice to the Lessee require the Lessee to pay on demand to the Owner-Trustee, and the Lessee hereby agrees that it will so pay to the Owner-Trustee, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Periodic Rent and Periodic Site Rent due after the Rent Payment Date next succeeding the date of such notice) any unpaid Periodic Rent and Periodic Site Rent due for all periods up to and including the Rent Payment Date next succeeding the date of such notice and any and all unpaid Supplemental Rent due hereunder before or during the exercise of remedies hereunder, including, without limitation, all legal fees and other costs and expenses incurred by the Owner-Trustee, the Indenture Trustee or any Participant by reason of the occurrence of any Event of Default or the exercise of remedies with respect thereto, plus an amount equal to Casualty Value computed as of the Rent Payment Date next succeeding the date of such notice (or if such date is a Rent Payment Date, then computed as of such Rent Payment Date), together with interest, to the extent permitted by law, at the Late Rate on such amount of Casualty Value from the date as of which such Casualty Value was computed to the date of actual payment; and upon such payment of liquidated damages and the payment of all other Rent then due hereunder, the Owner-Trustee shall assign and transfer the Facility and its interest in the Site Lease Property to Lessee, as-is, where-is, without recourse or warranty, express or implied, except for a warranty against Lessor's Liens attributable to the Owner-Trustee or Wilmington Trust Company, and the Owner-Trustee shall execute and deliver such documents evidencing such assignment and transfer as the Lessee shall reasonably request. In addition, promptly after the Lessee makes the payment of Casualty Value as aforesaid, the fair market sales value of the Facility as of the date of which Casualty Value was determined will be determined. If the fair market sales value of the Facility as of such date is determined to exceed the Casualty Value paid pursuant to the first sentence of this paragraph (vii), the Lessee shall, within 30 days after such determination, pay the amount of such excess to the Owner-Trustee; and

            (viii) the Owner-Trustee may exercise any other right or remedy which may be available to it under Applicable Law.

     In addition, the Lessee shall be liable, except as otherwise provided above, for any and all unpaid Rent due hereunder before or during the exercise of any of the foregoing remedies and for all legal fees and other costs and expenses incurred by the Owner-Trustee, the Indenture Trustee or any Participant by reason of the occurrence of any Event of Default or the exercise of the Owner-Trustee's remedies with respect thereto, including all costs and expenses incurred in connection with the surrender of the Leased Property or redelivery of the Facility in accordance with Section 16 hereof or in placing the Leased Property in the condition required by said Section and any premium payable on the Series A Notes. For the purpose of paragraphs (v) and (vii) above, the "FAIR MARKET RENTAL VALUE" or the "FAIR MARKET SALES VALUE" of the Leased Property shall mean such value as determined by the Owner-Trustee. Such fair market sales value and such fair market rental value shall be determined on the basis specified in Section 19, except that the assumptions set forth in clause
(i) of Section 19(a) shall not be made (unless the Facility is still located at the Site, in which case the then remaining Site Lease Term shall be considered), but such determination shall instead be made on an "as-is, where-is" basis, taking into account the actual condition and location of the Facility. At any sale pursuant to this Section, any Participant may bid for and purchase the Facility and the Owner-Trustee's interest in the Site Lease Property. To the extent permitted by Applicable Law, the Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require the Owner-Trustee to sell, lease or otherwise use the Leased Property in mitigation of the Lessee's damages as set forth in this Section or which may otherwise limit or modify any of the Owner-Trustee's rights and remedies in this Section.

SECTION 16. RETURN OF FACILITY TO OWNER-TRUSTEE.

     (a) SURRENDER AT SITE. Except in the event that the Facility shall be sold to a third party pursuant to Section 13 or the Lessee shall purchase the Facility pursuant to Section 19, the Lessee will at its own expense surrender possession of the Leased Property to the Owner-Trustee at the Site at the end of the Term hereof.

     At the time of such surrender,

            (i) the Lessee shall also surrender to the Owner-Trustee one copy of the Plans and all other logs, catalogs, software, documents, instruments, plans, maps, surveys, blueprints, as built diagrams, specifications, manuals, technical drawings and other materials relating to the Leased Property and the Technology;

            (ii) all lines, hoses, ducts and other similar items which are part of the Facility shall be air, steam or fluid tight, as the case may be;

            (iii) each Ordinary Wear Part shall be returned with a remaining useful life of at least 50% of its original useful life;

            (iv) all equipment which is part of the Facility shall be properly lubricated and all surfaces and components shall be properly coated with a protective coating from the elements;

            (v) the Leased Property shall be free from all Liens except those for which the Owner-Trustee or the Owner Participant is responsible under
     Section 7 of the Participation Agreement, Liens described in clause (g) of the definition of "Permitted Encumbrances" and the exceptions to title described in Schedule B to the Title Policy issued on the Closing Date to the Owner-Trustee;

            (vi) the Facility shall be immediately capable of being operated at the Site by an operator other than the Lessee or any Affiliate of the Lessee without the need for any Alterations;

            (vii) the Facility shall be in compliance in all material respects with all then existing Applicable Laws governing its use, operation and sale;

            (viii) any Hazardous Materials, other than those used in the normal operation of the Facility and used and stored in compliance with Environmental Laws, shall have been removed from the Leased Property by a licensed waste disposal firm, provided that upon the written request of the Owner-Trustee, the Lessee shall also remove Hazardous Materials used in the normal operation of the Facility which have been used and stored in compliance with Environmental Laws to the extent that such Hazardous Materials are not salable; and

            (ix) the Leased Property shall be in at least the operating condition required by the terms hereof, including, without limitation, the provisions of Section 8(a).

     (b) ENGINEER'S REPORT. Not less than 90 days and not more than 180 days prior to the last day of the Term (or the date on which the Facility is otherwise returned to the Owner-Trustee), the Lessee shall provide to the Owner-Trustee an inspection report prepared by a qualified independent engineer selected by the Lessee and reasonably satisfactory to the Owner-Trustee certifying whether or not the Facility is (i) in good working order,
(ii) capable of performing substantially at the original manufacturer's performance specifications at the time the Facility was originally designed and
(iii) capable of performing at its Design Capacity. In the event that such report indicates that the Facility does not satisfy the requirements of clause
(i), (ii) or (iii) of the preceding sentence, the Owner-Trustee may elect either
(A) to deem that the Leased Property is not returned until the earlier of
(1) the date on which the Facility is properly repaired to satisfy such requirements and (2) one year after the last day of the Term, in which case the Lessee shall continue to be obligated under all the terms and conditions of this Lease

(including without limitation the provisions relating to insurance, indemnification and risk of loss), except that, other than set forth in
Section 16(e) below, the Lessee shall not be required to pay Periodic Rent and Periodic Site Rent after the expiration of the Basic Term or any Renewal Term, as the case may be, but the Lessee shall pay to the Owner-Trustee as liquidated damages, and not as a penalty, for the failure of the Lessee to return the Leased Property to the Owner-Trustee at the expiration of the Term as required by the provisions of this Section 16, an amount equal to 120% of the daily equivalent of (y) the arithmetic average of the Periodic Rent during the Basic Term, or (z) if the failure to return occurs after a Renewal Term, the arithmetic average of the Periodic Rent during such Renewal Term, or (B) to terminate this Lease, in which case the Lessee shall pay to the Owner-Trustee the Termination Value. If the Owner-Trustee elects the option specified in clause (A) above and the Facility has not been properly repaired one year after the last day of the Term, the Lessee shall pay to the Owner-Trustee the Termination Value for the Facility and title to the Facility shall vest in the Lessee upon such payment.

     (c) ENVIRONMENTAL REPORT. Not less than 90 days and not more than 180 days prior to the last day of the Term (or the date on which the Facility is otherwise returned to the Owner-Trustee), the Lessee shall provide to the Owner-Trustee an inspection report prepared by a reputable environmental consulting firm selected by the Owner-Trustee certifying whether or not the Site and the Facility are in compliance with CERCLA and in all material respects with all other then existing Environmental Laws. In the event that such report indicates that the Site or the Facility is not in compliance with all then existing Environmental Laws, the Owner-Trustee may elect either (A) to deem that the Leased Property is not returned until the earlier of (1) the date on which the Site and the Facility are in compliance with all then existing Environmental Laws and (2) one year after the last day of the Term, in which case the Lessee shall continue to be obligated under all the terms and conditions of this Lease (including without limitation the provisions relating to insurance, indemnification and risk of loss), except that, other than set forth in
Section 16(e) below, the Lessee shall not be required to pay Periodic Rent and Periodic Site Rent after the expiration of the Basic Term or any Renewal Term, as the case may be, but the Lessee shall pay to the Owner-Trustee as liquidated damages, and not as a penalty, for the failure of the Lessee to return the Leased Property to the Owner-Trustee at the expiration of the Term as required by the provisions of this Section 16, an amount equal to 120% of the daily equivalent of (y) the arithmetic average of the Periodic Rent during the Basic Term, or (z) if the failure to return occurs after a Renewal Term, the arithmetic average of the Periodic Rent during such Renewal Term, or (B) to terminate this Lease, in which case the Lessee shall pay to the Owner-Trustee the Termination Value for the Facility and title to this Facility shall vest in the Lessee upon such payment. If the Owner-Trustee elects the option specified in clause (A) above and the Facility has not been properly repaired one year after the last day of the Term, the Lessee shall pay to the Owner-Trustee the Termination Value for the Facility.

     (d)    STORAGE.  Following the surrender of the Facility as provided in
Section 16(a) above, the Lessee agrees to store the Facility at the Site in the condition requested by the Owner-Trustee at the risk and expense of the Lessee for a period of one year. The Owner-Trustee may during the storage period obtain bids for purchase of the Facility on an "as-is", "where is" a basis, and at its sole option, may elect to accept or reject any such bids for the Facility. The Lessee shall continue to be obligated under all the terms and conditions of this Lease (including without limitation the provisions relating to insurance, indemnification and risk of loss) during the storage period set forth above, except that, other than set forth in
Section 16(e) below, the Lessee shall not be required to pay Periodic Rent and Periodic Site Rent after the expiration of the Basic Term or any Renewal Term, as the case may be. Neither the Lessee nor any Affiliate shall be entitled to use the Facility during such period.

SECTION 17. [INTENTIONALLY LEFT BLANK].

SECTION 18. FINANCIAL STATEMENTS AND REPORTS; INSPECTION AND CERTIFICATES.

     (a) REPORTS AND RIGHTS OF INSPECTION. The Lessee will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Lessee or such Subsidiary, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to the Owner-Trustee, the Indenture Trustee and each Participant pursuant to this Section 18(a) and concurred in by the independent public accountants referred to in Section 18(a)(ii) hereof), and will furnish to the Owner-Trustee, the Indenture Trustee and each Participant (in duplicate if so specified below or otherwise requested), and in the case of the financial statements delivered pursuant to Section 18(a)(ii), to the Securities Valuation Office, National Association of Insurance Commissioners, 195 Broadway, Suite 1903, New York, New York 10007:

            (i) QUARTERLY STATEMENTS. As soon as available and in any event within 60 days after the end of each quarterly fiscal period (except the last) of each fiscal year, duplicate copies of:

                   (A) consolidated balance sheets of the Lessee and its Restricted Subsidiaries as of the close of such quarter setting forth in comparative form the amount as of the close of the corresponding period of the preceding fiscal year and the amount as of the close of said preceding fiscal year, and

                   (B) consolidated statements of income and cash flows of the Lessee and its Restricted Subsidiaries for such quarterly period and the year to date period setting forth in comparative form the amount for the corresponding periods of the preceding fiscal year, all in reasonable detail and certified as complete and correct, by an authorized financial officer of the Lessee;

            (ii) ANNUAL STATEMENTS. As soon as available and in any event within 120 days after the close of each fiscal year of the Lessee, duplicate copies of:

                   (A) consolidated balance sheets of the Lessee and its Restricted Subsidiaries as of the close of such fiscal year, and

                   (B) consolidated statements of income and cash flows of the Lessee and its Restricted Subsidiaries for such fiscal year,

     in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon of a firm of independent public accountants of recognized national standing selected by the Lessee to the effect that the consolidated financial statements have been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur) and present fairly the financial condition and results of operations of the Lessee and its Restricted Subsidiaries and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in connection therewith;

            (iii) SEC AND OTHER REPORTS. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Lessee to all holders of Equity Interests in the Lessee generally and of each regular or periodic report, and any registration statement or prospectus filed by the Lessee, any Subsidiary or the Partnership with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which the Lessee or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Lessee or any of its Subsidiaries, other than reports or licenses granted by any such governmental agency with respect to the timber;

            (iv) NOTICE OF DEFAULT OR CLAIMED DEFAULT. Immediately upon becoming aware of the existence of a Default or an Event of Default or that the Owner-Trustee has given notice or taken any other action with respect to an Event of Default or a claimed default under this Lease, or a default in the payment of the principal, premium, if any, sinking fund or interest with respect to indebtedness for borrowed money, or an event of default with respect to any indebtedness for borrowed money or in the instrument under which such indebtedness is outstanding permitting the holders thereof to accelerate the maturity thereof, a written notice specifying the nature of the Default, Event of Default, default or claimed default and any such notice given or action taken by the Owner-Trustee and what action the Lessee is taking or proposes to take with respect thereto;

            (v) ERISA REPORTING. Prompt written notice, and in any event within five Business Days upon learning of its occurrence, of the following and the action the Lessee has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or the PBGC with respect thereto: (A) a Reportable Event with respect to any employee benefit plan;
     (B) the institution of any steps by the Lessee, any ERISA Affiliate, the PBGC or any other Person to terminate any employee benefit plan pursuant to Sections 4041(c) or 4042 of ERISA; (C) the institution of any steps by the Lessee or any ERISA Affiliate to withdraw from any Multiemployer Plan, within the meaning of ERISA which would result in a material adverse effect on the business, profits or financial condition of the Lessee and its Restricted Subsidiaries taken as a whole; (D) a "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any employee benefit plan which would result in a material adverse effect on the business, profits or financial condition of the Lessee and its Restricted Subsidiaries, taken as a whole; or (E) any increase in the liability of the Lessee or any Subsidiary with respect to any post-retirement welfare benefits which would result in a material adverse effect on the business, profits or financial condition of the Lessee and its Restricted Subsidiaries, taken as a whole; and

            (vi) NOTICE OF LITIGATION. Prompt written notice, and in any event within five Business Days after the Lessee first obtains knowledge thereof, with respect to the institution of any suit or proceeding against the Lessee or any Restricted Subsidiary which if determined adversely could, individually or in the aggregate with other suits and proceedings, reasonably be expected to have a material adverse effect on the business, profits, Properties or financial condition of the Lessee or any Restricted Subsidiary.

            (vii) INFORMATION IN RESPECT OF DAMAGES AND TAXES. Such information and data as the Owner-Trustee, the Indenture Trustee or any Participant may from time to time request as to location and the existence and status of any claims for damages (whether against the Leased Property or against the Owner-Trustee or the Lessee) arising out of the use, operation or condition of the Leased Property, the taxes of the nature provided to be paid by the Lessee under Section 6 of the Participation Agreement which have been assessed and the amount of such taxes paid, and such other data pertinent to the Leased Property and the condition, use, repair and operation thereof as any such party from time to time may reasonably request. Without limiting the foregoing, the Lessee agrees that, without any such request, it will furnish the Owner-Trustee, the Indenture Trustee and each Participant with prompt written notice of (A) any claim for damages arising out of the use, operation or condition of the Leased Property if the amount of such claim exceeds $500,000 and (B) any damage, loss, theft or destruction, partial or complete, of any of the Leased Property, if the amount thereof exceeds $500,000; and

            (viii) REQUESTED INFORMATION. With reasonable promptness, such other data and information as the Owner-Trustee, the Indenture Trustee or any Participant may reasonably request including, without limitation, any information required to be provided to such Note Purchaser or a prospective purchaser of the Series A Notes by Rule 144A(d)(4) under the Securities Act.

     (b) OFFICER'S CERTIFICATES. Within the periods provided in Sections 18(a)(i) and 18(a)(ii), the Lessee shall deliver to the Owner-Trustee, the Indenture Trustee and each Participant a certificate signed by the chief financial officer of the Lessee stating that such officer has reviewed the provisions of this Lease and the other Operative Agreements and setting forth:
(i) the information and computations (in sufficient detail) required in order to establish whether the Lessee was in compliance with the requirements of
Section 6.2 through Section 6.6, inclusive, at the end of the period covered by the financial statements then being furnished (including with respect to Section 6.5(a)(ii) and Section 6.6, a certification as to the application of any Net Proceeds (as defined in Section 6.12) during such period and the amount of Net Proceeds remaining to be applied in accordance with each such Section as of such date) and (ii) whether there existed as of the date of such financial statements and whether, to the best of his knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Lessee is taking and proposes to take with respect thereto.

     (c)    ACCOUNTANT'S CERTIFICATES.  Within the period provided in
Section 18(a)(ii), the Lessee shall deliver to the Owner-Trustee, the Indenture Trustee and each Participant a letter, addressed to the Owner-Trustee, the Indenture Trustee and each Participant, of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Lease and stating further that nothing came to their attention that caused them to believe that the Lessee was not in compliance with any of the provisions of
Section 6.2 through Section 6.6, inclusive, insofar as said provisions relate to accounting matters, and if any non-compliance has come to their attention specifying the nature and period of existence thereof, PROVIDED that such accountants may state that their audit was not directed primarily toward obtaining knowledge of any noncompliance by the Lessee with any of the terms or provisions of this Lease.

     (d) PROPERTY REPORT. Each set of financial statements of the Lessee delivered pursuant to Section 18(a)(ii) will be accompanied by a report of an officer of the Lessee familiar with the status and condition of the Leased Property which describes the status, condition and location of the Leased Property, describing any repair to the Facility having a cost exceeding $500,000, any warranty claim in an amount exceeding $250,000 against any supplier of goods or services in connection with the Leased Property, any period of 45 or more consecutive days during which the Facility was not in operation and any material violation of governmental rules or regulations involving the Facility or the operation thereof, in each case during the period since the previous report (or, in the case of the first such report, since the date of this Lease), and describing the circumstances thereof, and stating whether any Leased Property is then in the condition required by this Lease and, if not, what the Lessee is doing or intends to do in connection therewith.

     (e) INSPECTION. Without limiting the foregoing, the Lessee will permit the Owner-Trustee, the Indenture Trustee and each Participant (or such Persons as the Owner-Trustee, the Indenture Trustee or such Participant may designate) to visit and inspect the Leased Property and any of the other Properties of the Lessee or any Restricted Subsidiary, to examine all their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Lessee authorizes said accountants to discuss with the Owner-Trustee, the Indenture Trustee, such Participant or such Person so designated the finances and affairs of the Lessee and its Subsidiaries with or without an officer or employee of the Lessee or any of its Subsidiaries being present) all at such reasonable times and as often as may be reasonably requested; PROVIDED that unless a Default or Event of Default shall have occurred and shall be continuing, the Owner-Trustee, the Indenture Trustee and such Participant shall give the Lessee at least 10 days' prior written notice of any such visit. The Lessee shall not be required to pay or reimburse the Owner-Trustee, the Indenture Trustee or such Participant for expenses which it may incur in connection with any such visitation or inspection except in the case of any such visitation or inspection which shall occur while a Default or Event of Default shall have occurred and shall be continuing.

SECTION 19. OPTIONS TO RENEW AND PURCHASE.

     (a) DETERMINATION OF FAIR MARKET SALES VALUE AND FAIR MARKET RENTAL VALUE. Not more than 18 months nor less than 14 months prior to the expiration of the Basic Term and any Renewal Term, the Lessee may notify the Owner-Trustee in writing that the Lessee desires a determination of the fair market sales value of the Facility as of the end of such Term and the fair market rental value of the Facility for a permitted Renewal Term, as specified in
Section 19(c), commencing upon the expiration of the then current Term and the fair market sales value of the Facility as of the end of such Renewal Term. Thereafter, the Owner-Trustee and the Lessee shall consult for the purpose of determining such fair market sales values and fair market rental value and any values agreed upon in writing shall constitute such fair market sales values and fair market rental value. If the Owner-Trustee and the Lessee fail to agree upon such values within 90 days after the Lessee's notice pursuant to the first sentence of this paragraph, the Lessee may request that such values be determined by the Appraisal Procedure. Such fair market sales values and fair market rental value shall be determined on the basis of the value which would obtain in an arm's-length transaction between an informed and willing buyer-user or lessee (other than a lessee currently in possession) and an informed and willing seller or lessor under no compulsion to sell, buy or lease. Any such determination shall be made (i) on the assumption that the Facility has been installed at the site of the purchaser or lessee with no expense being borne by such purchaser or lessee for costs of removal, storage, transportation or reinstallation of the Facility at such site, and that the Facility is in the condition and state of repair required by this Lease, and, in the case of fair market rental value, shall give effect to the then remaining Site Lease Term,
(ii) as respects fair market rental value, on the basis of a lease having terms and conditions (other than Rent) similar to the terms and conditions of this Lease, and (iii) giving effect to the removal of any Parts and Alterations which remain the property of the Lessee under the provisions of Section 8 hereof. The Lessee's request for a determination of fair market values shall not obligate the Lessee to exercise any of the options provided in this Section 19. All costs and expenses of any Appraisal Procedure pursuant to this Section 19 shall be borne by the Lessee.

     (b)    END OF TERM OPTIONS TO PURCHASE.  So long as no Default under clause
(ix), (x) or (xi) of Section 15(a) or Event of Default has occurred and is continuing, the Lessee shall have the right on the date of the expiration of the Basic Term to purchase the Facility at a price equal to the fair market sales value determined as of the end of such Basic Term pursuant to Section 19(a).
The Lessee shall give to the Owner-Trustee irrevocable written notice at least one year prior to the end of the Basic Term of its election to exercise the purchase option provided for in the preceding sentence. Payment of the purchase price shall be made on the date of purchase at the place of payment specified in
Section 4(d) hereof in immediately available funds, against delivery of a quitclaim deed or bill of sale transferring and assigning to the Lessee all right, title and interest of the Owner-Trustee in and to the Facility on an "as-is" "where-is" basis without recourse or warranty, express or implied, except for a warranty against Lessor's Liens attributable to the Owner-Trustee or Wilmington Trust Company. The Owner-Trustee shall not otherwise be required to make any representation or warranty as to the condition of the Leased

Property or any other matters. Upon expiration of each Renewal Term, so long as no Default under clause (ix), (x) or (xi) of Section 15(a) or Event of Default has occurred and is continuing, the Lessee shall have the right to purchase the Facility at a price equal to the fair market sales value thereof determined as of the end of such Renewal Term pursuant to Section 19(a). The Lessee shall give the Owner-Trustee irrevocable written notice at least one year prior to the end of such Renewal Term of its election to exercise the purchase option provided for in the preceding sentence. Following such notice, the Lessee shall purchase the Facility on the terms and conditions set forth in this
Section 19(b). In the event of any purchase of the Facility by the Lessee pursuant to this Section 19(b), the Owner-Trustee shall, concurrently with such purchase, transfer its right, title and interest in and to the Site Lease to the Lessee on an "as-is" "where-is" basis without recourse or warranty, express or implied, except for a warranty against Lessor's Liens attributable to the Owner-Trustee or Wilmington Trust Company.

     (c) END OF TERM OPTIONS TO RENEW. So long as no Default or Event of Default shall have occurred and be continuing, and assuming that the Lease has not been earlier terminated, the Lessee shall have the right to renew this Lease for no more than two Renewal Terms of one year each, commencing at the expiration of the Basic Term or the preceding Renewal Term, as the case may be. All of the provisions of this Lease shall be applicable during each Renewal Term except that the Casualty Values shall be determined in accordance with
Section 19(d) and Periodic Rent shall be the fair market rental value of the Facility for such Renewal Term, determined in accordance with Section 19(a).
The Lessee shall give to the Owner-Trustee irrevocable written notice at least one year prior to the end of the Term of its election to exercise the renewal option provided for in this Section for a Renewal Term commencing upon the expiration of such Term.

     (d) CASUALTY VALUE DURING RENEWAL TERM. The Casualty Value as of the commencement of each Renewal Term shall be the fair market sales value of the Facility as of the end of the Basic Term or the preceding Renewal Term, as the case may be (determined in accordance with Section 19(a)), and on each Casualty Termination Date during such Renewal Term shall decline on a straight-line basis to a value for the final Casualty Termination Date for such Renewal Term equal to the fair market sales value of the Facility as of the end of such Renewal Term (determined in accordance with Section 19(a)).

     (e) CASUALTY OCCURRENCE. Notwithstanding any request by the Lessee for a determination of fair market sales value pursuant to this Section 19, the provisions of Section 13 shall continue in full force and effect until the date of purchase and the passage of ownership of the Facility unless the Lessee shall have exercised the option by irrevocable written notice to purchase pursuant to
Section 19(b), in which event the amount of "CASUALTY VALUE" shall equal the greater of (i) the option purchase price and (ii) the Casualty Value which would have applied but for the exercise of such purchase option.

     (f) EARLY PURCHASE OPTION. So long as no Default or Event of Default shall have occurred and be continuing, the Lessee may, upon not less than 90 days' prior written notice to the Owner-Trustee, elect to purchase the Facility on the Early Purchase Date at a price equal to the Early Purchase Price. Such written notice shall be irrevocable. On the Early Purchase Date, the Lessee shall pay to the Owner-Trustee (or, so long as the Secured Indebtedness shall not have been fully paid and satisfied, the Indenture Trustee) at the place of payment specified in Section 4(d) hereof in immediately available funds (i) all payments of Periodic Rent (other than Periodic Rent payable "in advance" on the Early Purchase Date) and Periodic Site Rent through and including such Early Purchase Date, (ii) the Early Purchase Price, (iii) an amount equal to the Make-Whole Amount, if any, in respect of the principal amount of the Series A Notes to be prepaid in accordance with Section 2.10(d) of the Indenture and (iv) all other sums then due and payable by the Lessee under this Lease and the other Lessee Agreements, against delivery of a quitclaim deed or bill of sale transferring and assigning to the Lessee all right, title and interest of the Owner-Trustee in and to the Facility on an "as-is" "where-is" basis without recourse or warranty, express or implied, except for a warranty against Lessor's Liens attributable to the Owner-Trustee or Wilmington Trust Company. The Owner-Trustee shall not otherwise be required to make any representation or warranty as to the condition of the Leased Property or any other matters. In the event of any such purchase and receipt by the Owner-Trustee and the Indenture Trustee of all of the amounts provided in this Section 19(f) the obligation of the Lessee to pay Periodic Rent and Periodic Site Rent hereunder shall cease and the Term shall end. In the event the Lessee exercises its option to assume the Series A Notes in accordance with Section 12 of the Participation Agreement, the principal amount of such Series A Notes so assumed shall be deducted from the amounts payable by the Lessee hereunder. If, on the Early Purchase Date, the Lessee shall fail to pay all amounts required to be paid pursuant to this Section 19(f), Lessee's notice of early purchase shall be deemed to be withdrawn as of such date and this Lease shall continue in full force and effect with respect to the Facility and the Lessee shall pay the reasonable costs, expenses and liabilities incurred by the Owner-Trustee, the Indenture Trustee and the Participants as a result of Lessee's having given such notice. The Lessee may elect to pay the Early Purchase Price in installments in the amounts (subject to reduction in the case of the first installment if the Lessee elects to assume the Series A Notes in accordance with Section 12 of the Participation Agreement) and on the dates set forth in Schedule 4; PROVIDED HOWEVER, if the Lessee does not elect to assume the Series A Notes in accordance with Section 12 of the Participation Agreement, after giving effect to the payment and application of the first installment of the Early Purchase Price the Series A Notes shall been paid in full; PROVIDED FINALLY, that if the Lessee so elects to pay the Early Purchase Price in installments, the Lessee (a) unless the Lessee shall have assumed the Series A Notes in accordance with Section 12 of the Participation Agreement, shall grant the Owner-Trustee a lien and security interest in the Leased Property pursuant to agreements satisfactory in scope, form and substance to the Owner Participant, securing the unpaid amount of the Early Purchase Price, (b) shall provide a letter of credit in the amount of the unpaid Early Purchase Price, in scope, form and substance satisfactory to the Owner Participant, issued by a bank or trust company organized under the laws of the United States or any State thereof, the long term debt of which bank or trust company is rated A2 by Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and A by Moody's Investors Service, Inc., or (c) shall grant the Owner-Trustee a lien and security interest in Property of the Lessee reasonably acceptable to Owner Participant (other than the Leased Property) pursuant to agreements satisfactory in scope, form and substance to the Owner Participant, securing the unpaid amount of the Early Purchase Price. In the event of any purchase of the Facility by the Lessee pursuant to this
Section 19(f), the Owner-Trustee shall, concurrently with such purchase, transfer its right, title and interest in and to the Site Lease to the Lessee on an "as-is" "where-is" basis without recourse or warranty, express or implied, except for a warranty against Lessor's Liens attributable to the Owner-Trustee or Wilmington Trust Company.

SECTION 20. MISCELLANEOUS.

     (a) NO WAIVER. No delay or omission to exercise any right, power or remedy accruing to the Owner-Trustee upon any breach or default by the Lessee under this Lease shall impair any such right, power or remedy of the Owner-Trustee, nor shall any such delay or omission be construed as a waiver of any breach or default, or of any similar breach or default hereafter occurring; nor shall any waiver of a single breach or default be deemed a waiver of any subsequent breach or default. All waivers under this Lease must be in writing, but any breach or default, once waived in writing, shall not be deemed to be continuing for any purpose of the Operative Agreements. All remedies either under this Lease or by law afforded to the Owner-Trustee shall be cumulative and not alternative. Any provision of this Lease prohibited by any law now or hereafter in effect shall be ineffective to the extent of such provision without invalidating the remaining provisions hereof.

     (b) RIGHT OF OWNER-TRUSTEE TO PERFORM. If the Lessee shall fail to comply with the covenants herein contained, the Owner-Trustee may, but shall not be obligated to, (i) make advances to perform the same, and (ii) enter upon the Leased Property to perform any and all acts required by the Lessee's covenants herein contained and to take all such action thereon as in the Owner-Trustee's opinion may be necessary or appropriate therefor. All payments so made by the Owner-Trustee and all costs and expenses (including without limitation, reasonable attorneys' fees and expenses) incurred in connection therewith shall be payable by the Lessee upon demand as additional rent hereunder, with interest at the Late Rate. No entry shall be deemed an eviction of the Lessee or a repossession of the Leased Property, and no such advance, performance or other act shall be deemed to relieve the Lessee from any default hereunder.

     (c) NOTICES. All communications under this Lease shall be in writing or by facsimile and any such notice shall become effective (i) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (ii) upon receipt thereof, in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, or (iii) upon confirmation of receipt thereof, in the case of notice by facsimile, provided such transmission is promptly further confirmed in writing by either of the methods set forth in clause (i) or (ii) above, in each case addressed to the parties hereto at the following addresses as follows:

     If to the Owner-Trustee:           WILMINGTON TRUST COMPANY
                                        Rodney Square North
                                        1100 North Market Street
                                        Wilmington, Delaware 19890-0001
                                        Attention:  Corporate Trust
                                        Administration

                                        with a copy to the Owner Participant

     If to the Lessee:                  CROWN PACIFIC LIMITED PARTNERSHIP
                                        121 S.W. Morrison Street
                                        Portland, Oregon  97204
                                        Attention:  Roger L. Krage

     If to the Owner Participant:       ICX CORPORATION
                                        3 Summit Park Drive, Suite 200
                                        Cleveland, Ohio  44131
                                        Attention:    General Counsel and
                                                      Chief Financial Officer

     If to the Noteholders:             At their respective addresses
                                        for notices set forth in the
                                        Register referred to in the
                                        Indenture

     If to the Indenture Trustee:       FIRST SECURITY BANK,
                                          NATIONAL ASSOCIATION
                                        79 South Main Street
                                        Salt Lake City, Utah  84111
                                        Attention:  Corporate Trust Services

or at such other place as any such party may designate by notice given in accordance with this Section. Any notice so addressed and mailed shall be deemed to be given when so mailed.

     (d) FURTHER ASSURANCES. The Lessee will at its own expense, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, transfers and assurances as the Owner-Trustee or the Indenture Trustee may reasonably request in order to protect the right, title and interest of the Owner-Trustee hereunder or under the Site Lease or the perfection or protection of the Lien granted by the Indenture. Without limiting the foregoing, the Lessee agrees at its own expense to cause this Lease and all supplements and amendments hereto, the Site Lease and all supplements and amendments thereto and the Indenture and all supplements and amendments thereto and all financing and continuation statements and similar notices required by Applicable Law at all times to be kept recorded and filed in such manner and in such places as the Owner-Trustee or the Indenture Trustee may request in order to protect the right, title and interest of the Owner-Trustee hereunder or under the Site Lease or to protect the rights of the Indenture Trustee under the Indenture. No such recording or filing shall constitute an acknowledgment or implication by the Lessee that this Lease constitutes a chattel mortgage or security agreement or creates a lien or security interest under Applicable Law.

     (e) OPINIONS OF COUNSEL. The Lessee agrees at its own expense to furnish to the Owner-Trustee and the Indenture Trustee promptly after the execution and delivery of any supplement and amendment hereto, promptly after the execution and delivery of any supplement and amendment to the Site Lease and promptly after the execution and delivery of any supplement and amendment to the Indenture, an opinion of counsel satisfactory to the Owner-Trustee and the Indenture Trustee (who may be independent counsel to the Lessee) stating that in the opinion of such counsel, such supplement or amendment to this Lease or such supplement or amendment to the Site Lease or such supplement or amendment to the Indenture (or a financing statement, continuation statement or similar notice thereof if and to the extent required by Applicable Law) has been properly recorded or filed for record in all public offices in which such recording or filing is necessary to protect the right, title and interest of the Owner-Trustee hereunder or under the Site Lease or, as the case may be, to perfect the Lien provided by the Indenture as a valid lien and security interest in the Collateral.

     (f) SUCCESSORS AND ASSIGNS. This Lease shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the Owner-Trustee and the Lessee and their respective successors and assigns.

     (g) COUNTERPARTS; UNIFORM COMMERCIAL CODE. This Lease may be executed in any number of counterparts, each counterpart constituting an original but all together one Lease; PROVIDED, HOWEVER, that to the extent that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial
Code) no security interest in this Lease may be created through the transfer or possession of any counterpart hereof other than the counterpart bearing the receipt therefor executed by the Indenture Trustee on the signature page hereof, which counterpart shall constitute the only "original" hereof for purposes of the Uniform Commercial Code.

     (h) GOVERNING LAW. THIS LEASE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

     (i) INVESTMENT OF FUNDS. The Owner-Trustee shall, upon the written direction of the Lessee, invest and reinvest any funds from time to time held by the Owner-Trustee which constitute proceeds of insurance held by the Owner-Trustee pursuant to Section 7 (referred to in this paragraph as "FUNDS") in such direct obligations of the United States of America or obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest, maturing not more than 90 days from the date of such investment, as may be specified in any such direction. Upon any sale or payment of any such investment, the proceeds thereof, plus any interest received by the Owner-Trustee thereon shall be held by the Owner-Trustee as part of the Fund from which such investment was made or application as a part of such Fund. If such proceeds (plus such interest and earned discount) shall be less than the cost of such investment, the Owner-Trustee will not more than three Business Days thereafter notify the Lessee of the amount of such deficiency and the Lessee will promptly pay to the Owner-Trustee an amount equal to such deficiency. Any payment in respect of such deficiency shall be held and applied by the Owner-Trustee as part of the Fund from which such investment was made. The Lessee will pay all expenses incurred by the Owner-Trustee in connection with the purchase and sale of such investments.

     IN WITNESS WHEREOF, the Owner-Trustee and the Lessee have caused this Lease to be executed and delivered by their respective duly authorized officers, all as of the date first above written.

[CORPORATE SEAL]                        WILMINGTON TRUST COMPANY, not in its
                                          individual capacity but solely as
                                          Trustee under Crown Pacific Trust
                                          No. 98-1

                                          By
                                              ---------------------------------

                                          Its
                                              ---------------------------------
                                                      Owner-Trustee




[CORPORATE SEAL]                        CROWN PACIFIC LIMITED PARTNERSHIP


                                           By  CROWN PACIFIC MANAGEMENT
                                               LIMITED PARTNERSHIP, a Delaware
                                               limited partnership
                                                  Its General Partner


                                               By  HS Corp. of Oregon, an
                                                   Oregon corporation
                                                     Its General Partner


                                               By
                                                  Its
                                                      -------------------------
                                                               Lessee

     This Facility Lease and the rentals and other sums due and to become due hereunder have been assigned to and are subject to a security interest in favor of FIRST SECURITY BANK, NATIONAL ASSOCIATION, as Indenture Trustee under a Trust Indenture and Security Agreement dated as of October 15, 1998 between said Indenture Trustee and the Owner-Trustee hereunder, as debtor. Information concerning such security interest may be obtained from the Indenture Trustee at its address set forth in Section 20 of this Facility Lease.

     [Form of Indenture Trustee's receipt to appear only in "original" counterpart for purposes of Section 20(g)]

     Receipt of this original counterpart of the foregoing Lease is hereby acknowledged this ____ day of ___________, 1998.


                                        FIRST SECURITY BANK, NATIONAL
                                          ASSOCIATION



                                        By
                                           Its
                                               --------------------------------

STATE OF _______          )
                          )  SS.:
COUNTY OF _______         )

     BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for said County and State, personally came and appeared ____________________ and ____________________, to me known, who declared and acknowledged to me that they are _____________________ and __________________, respectively, of WILMINGTON TRUST COMPANY, that as such duly authorized officers, by and with the authority of the Board of Directors of said corporation they signed and executed the foregoing instrument, as the free and voluntary act and deed of said corporation, for and on behalf of said corporation, and for the objects and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal this ____ day of _______, 1998


                                          ------------------------------------
                                                      Notary Public

[SEAL]

My Commission Expires:
                        ----------------------

STATE OF OREGON           )
                          )  SS.:
COUNTY OF _______         )

     BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for said County and State, personally came and appeared ____________________ and ____________________, to me known, who declared and acknowledged to me that they are ____________________ and ____________________, respectively, of HS CORP. OF OREGON, a general partner of CROWN PACIFIC MANAGEMENT LIMITED PARTNERSHIP, the general partner of CROWN PACIFIC LIMITED PARTNERSHIP, that as such duly authorized officers, by and with the authority of the Board of Directors of said corporation they signed and executed the foregoing instrument, as the free and voluntary act and deed of said corporation, for and on behalf of said corporation, and for the objects and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal this ________ day of _______, 1998.



                                          ------------------------------------
                                                      Notary Public

(SEAL)

My Commission Expires:
                        -------------------

                       SCHEDULE OF PERIODIC RENT PERCENTAGES

                    RENT                                  PERIODIC
                  PAYMENT                                   RENT
                    DATE                                 PERCENTAGE







                                     SCHEDULE 1
                          (to Facility Lease (Washington))

                             SCHEDULE OF CASUALTY VALUE

                                                         AMOUNT OF
               DETERMINATION                              CASUALTY
                   DATE                                    VALUE






                                     SCHEDULE 2
                          (to Facility Lease (Washington))

                           SCHEDULE OF TERMINATION VALUE

              RENT           AMOUNT OF         RENT          AMOUNT OF
             PAYMENT        TERMINATION      PAYMENT        TERMINATION
              DATE             VALUE           DATE            VALUE





                                     SCHEDULE 3
                          (to Facility Lease (Washington))

                        SCHEDULE OF THE EARLY PURCHASE DATE
                              AND EARLY PURCHASE PRICE

                 EARLY                                    EARLY
                PURCHASE                                PURCHASE
                  DATE                                    PRICE





                                     SCHEDULE 4
                          (to Facility Lease (Washington))

                        FUNDED DEBT AND CAPITALIZED RENTALS
                                   OF THE LESSEE


     The Funded Debt (other than Capitalized Rentals) and Capitalized Rentals of the Lessee as of June 30, 1998 but immediately after the funding of the 1997 Notes is as follows:

                                                Item                       Principal Amount ($000)
                                                ----                       -----------------------
 FUNDED DEBT
 (other than Capitalized Rentals):
                                      Working Capital Facility                   $  16,500
                                      9.78% Senior Notes                         $ 275,000
                                      9.60% Senior Notes                         $  25,000
                                      8.01% Senior Notes                         $   6,490
                                      8.16% Senior Notes                         $  50,000
                                      8.21% Senior Notes                         $  19,510
                                      8.25% Senior Notes                         $  15,000
                                      Acquisition Facility                       $  59,000
                                      Purchase Price Note payable
                                      to Trillium Corporation                    $  52,500

CAPITALIZED RENTALS:

                                                                                     CAPITALIZED
          LEASE                         DATE                PARTY                    -----------
          -----                         ----                -----                   AMOUNT ($000)
                                                                                    -------------
                                             NONE

                                     SCHEDULE 5
                          (to Facility Lease (Washington))

                          DESCRIPTION OF MAJOR COMPONENTS
                                  OF THE FACILITY




                                     EXHIBIT A
                          (to Facility Lease (Washington))

                              DESCRIPTION OF THE SITE







                                     EXHIBIT C
                          (to Facility Lease (Washington))

                                PRICING ASSUMPTIONS






                                     EXHIBIT D
                          (to Facility Lease (Washington))

                        LEASE SUPPLEMENT NO. 1 (WASHINGTON)

     THIS LEASE SUPPLEMENT NO. 1 (WASHINGTON), dated as of
_________________________, between WILMINGTON TRUST COMPANY, a Delaware banking corporation, not individually but solely as trustee (the "OWNER-TRUSTEE") under the Trust Agreement establishing Crown Pacific Trust No. 98-1 (the "OWNER-TRUSTEE"), and CROWN PACIFIC LIMITED PARTNERSHIP, a Delaware limited partnership (the "LESSEE");

                                    WITNESSETH:

     The Owner-Trustee and the Lessee have heretofore entered into that certain Facility Lease (Washington) dated October 30, 1998 (the "FACILITY LEASE"). The terms used herein are used with the meanings specified in the Facility Lease).

     The Facility Lease provides for the execution and delivery of a Lease Supplement substantially in the form hereof for, among other things, the purpose of confirming any change in Periodic Rent, Casualty Value and Termination Value.

     NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, the Owner-Trustee and the Lessee hereby agree that:
[Schedules 1, 2, 3 and 4 to the Facility Lease, showing Periodic Rent percentages, Casualty Values, Termination Values and Early Purchase Price,] are hereby amended to read in full as attached hereto.

     Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Lease Supplement may refer to the "Facility Lease (Washington) dated October 30, 1998" or the "Lease (Washington) dated October 30, 1998" without making specific reference to this Lease Supplement, but nevertheless all such references shall be deemed to include this Lease Supplement unless the context shall otherwise require.

     This Lease Supplement shall be construed in connection with and as part of the Lease, and all terms, conditions and covenants contained in the Lease, except as herein modified, shall be and remain in full force and effect.

     This Lease Supplement may be executed in any number of counterparts, each executed counterpart constituting an original but all together one and the same instrument.




                                     EXHIBIT E
                          (to Facility Lease (Washington))

     IN WITNESS WHEREOF, the Owner-Trustee and the Lessee have caused this Lease Supplement to be duly executed as of the day and year first above written and to be delivered as of the date first above written.


[SEAL]                             WILMINGTON TRUST COMPANY, not in its
                                    individual capacity but solely as Trustee under Crown Pacific Trust No. 98-1


                                   By
                                      ----------------------------------------
                                       Its
                                           -----------------------------------


[SEAL]                             CROWN PACIFIC LIMITED PARTNERSHIP

                                   By  CROWN PACIFIC MANAGEMENT
                                       LIMITED PARTNERSHIP, a Delaware
                                       limited partnership
                                           Its General Partner

                                       By  HS Corp. of Oregon, an
                                           Oregon corporation
                                             Its General Partner

                                        By
                                           Its
                                               -------------------------------


     Consented to as of the date first above written.


                                   FIRST SECURITY BANK, NATIONAL
                                      ASSOCIATION, as Indenture Trustee


                                   By
                                      Its
                                          ------------------------------------

 STATE OF _______        )
                         )  SS.:
COUNTY OF _______        )

     BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for said County and State, personally came and appeared _______________________ and _______________________________, to me known, who declared and acknowledged to me that they are ______________________ and _______________________, respectively, of WILMINGTON TRUST COMPANY, that as such duly authorized officers, by and with the authority of the Board of Directors of said corporation they signed and executed the foregoing instrument, as the free and voluntary act and deed of said corporation, for and on behalf of said corporation, and for the objects and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal this _____ day of __________________, _____.




                                                  -----------------------------
                                                          Notary Public
(SEAL)

My commission expires:

STATE OF OREGON          )
                         )  SS.:
COUNTY OF _______        )

     BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for said County and State, personally came and appeared ________________________ and ________________________, to me known, who declared and acknowledged to me that they are ___________________ and ___________________, respectively, of HS CORP. OF OREGON, a general partner of CROWN PACIFIC MANAGEMENT LIMITED PARTNERSHIP, the general partner of CROWN PACIFIC LIMITED PARTNERSHIP, that as such duly authorized officers, by and with the authority of the Board of Directors of said corporation they signed and executed the foregoing instrument, as the free and voluntary act and deed of said corporation, for and on behalf of said corporation, and for the objects and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal this ____ day of ________________________, _____.


                                                  -----------------------------
                                                          Notary Public
(SEAL)

My commission expires:

                       SCHEDULE OF PERIODIC RENT PERCENTAGES






                                   SCHEDULE 1
                       (to Lease Supplement No. 1 (Washington))

                          SCHEDULE OF CASUALTY VALUE





                                  SCHEDULE 2
                  (to Lease Supplement No. 1 (Washington))

                           SCHEDULE OF TERMINATION VALUE




                                     SCHEDULE 3
                      (to Lease Supplement No. 1 (Washington))

                        SCHEDULE OF THE EARLY PURCHASE DATE
                              AND EARLY PURCHASE PRICE




                                     SCHEDULE 4
                      (to Lease Supplement No. 1 (Washington))

                       SUBORDINATION PROVISIONS APPLICABLE TO
                              SUBORDINATED FUNDED DEBT

     (a) The indebtedness evidenced by the subordinated notes* and any renewals or extensions thereof, shall at all times be wholly subordinate and junior in right of payment to any and all indebtedness of the Lessee [here insert description of indebtedness to which Subordinated Funded Debt is subordinated] (herein called "SUPERIOR INDEBTEDNESS"), in the manner and with the force and effect hereafter set forth:

         (i) In the event of any liquidation, dissolution or winding up of the Lessee, or of any execution, sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceeding relative to the Lessee or its property, all principal and interest owing on all Superior Indebtedness shall first be irrevocably paid in full before any payment is made upon the indebtedness evidenced by the subordinated notes; and in any such event any payment or distribution of any kind or character, whether in cash, property or securities (other than in securities, including equity securities, or other evidences of indebtedness, the payment of which is subordinated to the payment of all Superior Indebtedness which may at the time be outstanding) which shall be made upon or in respect of the subordinated notes shall be paid over to the holders of such Superior Indebtedness, PRO RATA, for application in payment thereof unless and until such Superior Indebtedness shall have been paid or satisfied in full;

         (ii) In the event that the subordinated notes are declared or become due and payable because of the occurrence of any event of default thereunder (or under the agreement or indenture, as appropriate) or otherwise than at the option of the Lessee, under circumstances when the foregoing clause (i) shall not be applicable, the holders of the subordinated notes shall be entitled to payments only after there shall first have been paid in full all Superior Indebtedness outstanding at the time the subordinated notes so become due and payable because of any such event, or payment shall have been provided for in a manner satisfactory to the holders of such Superior Indebtedness; and

         (iii) During the continuance of any default with respect to any Superior Indebtedness which would permit the holders thereof to accelerate the maturity of such Superior Indebtedness, no payment of principal, premium or interest shall be made on the subordinated notes, if written notice of such default (a "DEFAULT NOTICE") has been given to the Lessee by any holder or holders of any Superior Indebtedness. Upon receipt of any Default Notice from the holders of Superior Indebtedness pursuant to this clause (iii), the Lessee shall forthwith send a copy thereof to each holder of the subordinated notes at the time outstanding. Any payment or distribution of any kind or character, whether in cash, property or securities made with respect to any subordinated note after receipt by the Lessee of a Default Notice shall be held by the holder of such subordinated note in trust for the benefit of, and shall be paid over to, the holders of such Superior Indebtedness for


---------------------
*     Or debentures or other designation as may be appropriate.


                           EXHIBIT F
                (to Facility Lease (Washington))
      application on a PRO RATA basis to the payment of such Superior Indebtedness unless and until such Superior Indebtedness shall have been paid or satisfied in full; and

      (b) The holder of each subordinated note undertakes and agrees for the benefit of each holder of Superior Indebtedness to execute, verify, deliver and file any proofs of claim which any holder of Superior Indebtedness may at any time require in order to prove and realize upon any rights or claims pertaining to the subordinated notes and to effectuate the full benefit of the subordination contained herein; and upon failure of the holder of any subordinated note so to do, any such holder of Superior Indebtedness shall be deemed to be irrevocably appointed the agent and attorney-in-fact of the holder of such note to execute, verify, deliver and file any such proofs of claim.

      (c) No right of any holder of any Superior Indebtedness to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the Lessee or the holders of Superior Indebtedness, or by any noncompliance by the Lessee with any of the terms, provisions and covenants of the subordinated notes or the agreement under which they are issued, regardless of any knowledge thereof that any such holder of Superior Indebtedness may have or be otherwise charged with.

      (d) The Lessee agrees, for the benefit of the holders of Superior Indebtedness, that in the event that any subordinated note is declared due and payable before its expressed maturity because of the occurrence of a default hereunder, the Lessee will give prompt notice in writing of such happening to the holders of Superior Indebtedness.

      (e) The foregoing provisions are solely for the purpose of defining the relative rights of the holders of Superior Indebtedness on the one hand, and the holders of the subordinated notes on the other hand, and nothing herein shall impair, as between the Lessee and the holders of the subordinated notes, the obligation of the Lessee which is unconditional and absolute, to pay the principal, premium, if any, and interest on the subordinated notes in accordance with their terms, nor shall anything herein prevent the holders of the subordinated notes from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, subject to the rights of the holders of Superior Indebtedness as herein provided for.


                               -2-